UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Middleby Corp.

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2025
PROXY STATEMENT

Annual Meeting

May 14, 2025

10:00 a.m. CDT

This is Middleby

Middleby is a world leader in delivering advanced innovation and solutions for commercial, residential, and industrial foodservice. The company is proud to be built on trusted, long-standing relationships with industry partners, employees and shareholders.

We are committed to delivering new, innovative solutions to the markets we serve, which are quickly evolving in all three of our business segments. These innovations deliver speed, versatility, automation, safety, energy savings and other sustainable and green operating benefits to our customers.

While we are dedicated to our global customer base, Middleby also prioritizes connecting with the communities where we live and work through philanthropic efforts and sustainable initiatives. We endeavor to set the standard for tomorrow, with a goal of serving excellence in everything we do today.

Commercial Foodservice

Middleby is the worldwide leader in innovative solutions for commercial foodservice. We develop and manufacture advanced cooking, warming, beverage and cooling equipment, along with innovative IoT and robotics solutions to enhance operations for commercial foodservice operators. Middleby brands can be found in a wide array of foodservice businesses, including quick service, fast casual, pizza, ghost kitchen, casual and fine dining establishments, grocery and convenience stores and institutional commissaries and stadiums.

Residential

Middleby is a global leader in premium kitchen appliances and outdoor cooking solutions for consumer home use. Middleby Residential brands are highly respected and in use worldwide, and our residential kitchen offerings bring the latest innovation and design to both classic and contemporary kitchens. The Middleby Outdoor cooking brands address current consumer trends and deliver advanced cooking technologies to the outdoor grilling enthusiast.

Food Processing

Middleby develops innovative, industry-leading solutions for industrial protein processing, high-volume baking, packaging and other specialty areas where automated and large scale food production is required. With a broad offering of highly respected brands and advanced technologies, Middleby has the ability to fully integrate a wide array of solutions to deliver efficiency, flexibility, quality and consistency.

May 14, 2025 10:00 a.m. CDT Virtual Meeting www.virtualshareholdermeeting.com/MIDD2025	NOTICE of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of The Middleby Corporation will be held for the following purposes:

AGENDA

1.   To elect ten directors to hold office until the 2026 Annual Meeting.

2.

To approve, on an advisory basis, the compensation of our executive officers.

3.

To ratify the selection of Ernst & Young LLP as Middleby’s independent public accountants for the fiscal year ending January 3, 2026.

4.

To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE:

March 17, 2025

By Order of the Board of Directors

Michael D. Thompson

General Counsel and Secretary

WHO MAY VOTE:

Your vote is important to us. Even if you plan to attend the Annual Meeting virtually, we urge you to return your proxy promptly. For more information about how to vote, please see “Information About the Annual Meeting,” which begins on page 56.

HOW TO ATTEND:

To attend and register for the virtual meeting, please see “Information About the Annual Meeting,” which begins on page 56.

DELIVERY OF ANNUAL MEETING MATERIALS:

The Notice of Internet Availability of Proxy Materials, this Proxy Statement, and Middleby’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, are being distributed or made available to stockholders on or about March 28, 2025.

We are holding the Annual Meeting virtually. In order to attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction card. You may also ask questions and vote online by following the instructions provided at www. virtualshareholdermeeting.com/MIDD2025 during the Annual Meeting. A list of stockholders entitled to vote at the annual meeting will be available for stockholders as of the record date upon request by sending an email to legal@middleby.com.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card.	BY TELEPHONE Call the telephone number on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.	IN PERSON Attend the annual meeting virtually. See page 56 for instructions on how to attend.

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Proxy Summary

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION FROM THIS PROXY STATEMENT, BUT DOES NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER. PLEASE READ THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES. FOR MORE COMPLETE INFORMATION REGARDING MIDDLEBY’S 2024 PERFORMANCE, PLEASE REVIEW OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2024.

WHEN	WHERE	RECORD DATE
Wednesday, May 14, 2025, at 10:00 a.m. (CDT)	Virtual Meeting www.virtualshareholdermeeting.com/ MIDD2025	March 17, 2025

Meeting Agenda

The matters we will act upon at the Annual Meeting are:

Proposal	Board voting recommendation	Where to find more information
Elect ten directors for a one-year term	FOR each nominee	Page 13
Approve, on an advisory basis, the compensation of Middleby’s named executive officers	FOR	Page 29
Ratify the selection of Ernst & Young LLP as Middleby’s independent registered public accounting firm for fiscal year 2025	FOR	Page 54

What’s New?

We published our 2024 Sustainability Metrics Update showcasing our commitment to iteratively improve our data collection methods to provide data to stakeholders.

We expanded the breadth and depth of our Board of Directors by adding two new directors in 2025 with experience in augmenting organic growth via sales and operational enhancements as well as driving shareholder value via strategic and financial planning and execution. In 2024, we added two new directors with experience in financial execution, technology innovation, acquisition, and cybersecurity.

We continue to expand our robust information security training and compliance program for all new and existing employees. Our Audit Committee oversees the Company’s cybersecurity and information security program and receives periodic updates from senior management on cybersecurity and information security matters.

We hope our proxy statement continues to demonstrate our commitment to transparency and responsiveness to the expectations and needs of all of our stakeholders.

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Director Nominees

Name	Occupation	Age	Director since	Independent	Committees
Julie M. Bowerman	Chief Marketing Officer at Kellanova	56	2025		• Nominating and Corporate Governance
Sarah Palisi Chapin	Principal of Chapin Creative, LLC	63	2013		• Nominating and Corporate Governance (chair)
Timothy J. FitzGerald	Chief Executive Officer of The Middleby Corporation	55	2019
Edward P. Garden	Chairman and CEO of Garden Investments	63	2025		• Compensation
Cathy L. McCarthy	President and Chief Executive Officer of Cross Tack Consulting, Inc.	77	2015		• Audit (chair)* • Nominating and Corporate Governance
Robert A. Nerbonne	Former CEO and President of multiple commercial foodservice equipment companies	67	2019		• Nominating and Corporate Governance
Gordon J. O’Brien Chairman of the Board	Managing Partner at Cannon Capital	59	2005		• Compensation
Stephen R. Scherger	Executive Vice President and Chief Financial Officer of Graphic Packaging Holding Company.	60	2024		• Audit* • Compensation (chair)
Tejas P. Shah	Chief Information Officer of Fluence Energy Inc.	45	2024		• Audit*
Nassem A. Ziyad	Executive Chairman of Ziyad Brothers Importing	59	2017		• Audit
*	Audit Committee Financial Expert

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2024 Performance

Middleby Segments

The following graphics show how our business revenue is distributed in terms of segments and geography.

Segment Revenues

18.9%
Food Processing
62.4%
Commercial
18.7%
Residential

Sales by Geographic Region

6.8%
Asia
21.3%
Europe and Middle East
67.5%
United States and Canada
4.4%
Latin America

Net Revenue
(in millions)

2024 $3,875
2023 $4,037
2022 $4,033
2021 $3,251
2020 $2,513

Free Cash Flow
(in millions)

2024 $640
2023 $544
2022 $265
2021 $383
2020 $504

Adjusted EPS
(in dollars per share)

2024 $9.49
2023 $9.70
2022 $9.10
2021 $7.94
2020 $4.96

Adjusted EBITDA
(in millions)

2024 $866
2023 $900
2022 $853
2021 $713
2020 $484

Adjusted EPS, Adjusted EBITDA, and Free Cash Flow are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Annex A.

Proforma Free Cash Flow for 2021 is $315 million, excluding the termination fee received, net of taxes and deal costs of approximately $68 million.

References throughout this document to EBITDA are references to Adjusted EBITDA, as such term is further described in Annex A.

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Strategic Developments

Transformative Strategic Growth Initiatives

1 Announced Separation of Food Processing Business

As part of a comprehensive assessment of its portfolio, Middleby's Board of Directors decided to spin off the Company's Food Processing business. This is the next chapter of growth for highly successful businesses that will benefit from a focus on individual core strategies, driving a full valuation in line with best-in-class peers for each entity.

2 Industry Leading Launches of Innovations, Technology and Automation Solutions

Introduced a record number of game-changing new award-winning products across our commercial, food processing and residential business segments, while enhancing our leadership in emerging areas of controls, IoT connectivity, and automation. Recognized with industry awards for product innovations for two products at the Kitchen and Bath Show, eight products at National Restaurant Show (NRA), and seven products at North American Food Equipment Manufacturer Show (NAFEM).

3 Transformational Investments in our Go-To-Market Sales Capabilities

Executed on strategic sales process initiatives, adding digital sales tools, investing in state-of-the-art demonstration centers, aligning and deepening channel partner relationships, further developing culinary capabilities, and embarking on expanded service capabilities.

4 Strategic Execution on our Food Processing Full Line Solutions

Executed on innovative product launches furthering our full-line solutions offerings enhancing our leading positions in bakery and protein categories, while extending into new target markets of poultry and snack foods. Completed four strategic acquisitions of GBT, MaxMac, and Gorreri building upon the full-line solution strategy, while completing the acquisition of JC Ford entering Middleby Food Processing into the snack food category.

5 Expanded and Strengthened our Ice & Beverage Platform

Leveraged our recent acquisitions to develop and introduce of new and award winning innovations across categories of carbonated beverage dispense, automated milk dispense, ice production and coffee, with innovation features of self-cleaning, IoT connectivity, incorporating patented exact and high-ratio concentrate resulting in higher beverage quality, while achieving labor, product and operational savings.

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Enhancing and Expanding Our Go-To-Market Initiatives

Middleby is continuing to invest in transformational go-to-market initiatives focused on end-user engagement, expansion of brand awareness, the launching of new product innovations, which is leading to a growing pipeline of customer opportunities.

●	Offered customers and partners active training and demonstrations on live equipment with culinary professionals in our Middleby Innovation Kitchens ("MIK") and other test kitchens
●	Enhanced a deeply experienced internal team and program to serve the dealer community
●	Evolved and strengthened our strategic partnerships and dedicated Middleby sales teams focused on global and emerging chains, consultants, designers, and specifiers
●	Ongoing investments in digital sales and marketing capabilities to reach key customers
●	Enhanced focus on after-sale service support with a new state-of-the-art service training facility in the MIK Dallas and investments in Middleby service integrated software
●	Generated Middleby-specific content that can be utilized across multiple channels to educate and captivate our customers

The Middleby Innovation Kitchens (“MIK”), with locations in Dallas USA and Madrid, Spain, have hosted over 40,000 visitors to date and 3,500 events since their debuts. The MIK Dallas is a 40,000-square foot facility with 15 live cooking vignettes and more than 150 pieces of Middleby foodservice and beverage technology. The Middleby Innovation Kitchens Madrid opened in early 2023 to serve the European market. Middleby Innovation Kitchens Middle East (Dubai), Germany (Munich), and Italy (Venice) are opening soon.

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Strategic Growth Initiatives

Focused M&A On Three Strategic Themes

Middleby has completed 18 transactions over the past three years around three strategic themes, expansion of our Ice & Beverage platform, focused acquisition of forward looking technologies that competitively position our existing businesses, and continued development of our portfolio of Food Processing full line solutions and extension into strategic categories.

Middleby has historically realized acquisition synergies from leveraging sourcing and supply-chain actions, combined sales and marketing investments, product and technology sharing - accelerating innovation and expense reductions through best practices and eliminating duplicative costs.

Some of these synergies are realized at the individual company level while others, particularly in the case of our investments in technology and innovation, position for organic growth and margin expansion across the Middleby portfolio of companies.

Strategic Investment Themes

Technology and Innovation Leadership / Ice & Beverage Platform Expansion /
Food Processing Full-Line Solutions and Application Extensions

We completed five acquisitions in 2024 that enhance the capabilities and synergies among our Food Processing and Commercial Foodservice business segments.

Ice & Beverage Platform

Emery Thompson designs and manufactures products offerings in the frozen dessert category, including gelato, frozen yogurt and custard, sorbet, hard ice cream, sherbet and Italian ice.

Food Processing Full-Line Solutions

GBT GmbH Bakery Technology strengthens our offerings and expertise in high-grade industrial baking and bread lines. MaxMac allows Middleby to increase local offerings to the Brazilian market of a number of comprehensive solutions, manufacturing and spare parts in the Food Processing space. JC Ford features a broad range of automated, full-line solutions for corn and flour tortillas, tortilla chips, and other corn-based snacks, significantly strengthening our presence in this fast growing product category. Gorreri develops and manufactures a broad line of advanced industrial and semi-industrial baked goods solutions that are highly complementary to our Food Processing group and its existing offerings.

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Compensation Highlights

Our executive compensation program strikes a balance of fixed and variable elements with short- and long-term objectives. As shown below, in fiscal year 2024, 63% of target compensation for our Chief Executive Officer and 61% of target compensation (on average) for our other Named Executive Officers (the “NEOs”) was performance-based and at risk.

As discussed in the Compensation Discussion and Analysis, our executive compensation program features a combination of base salary, an annual performance-based cash bonus incentive plan, and long-term equity incentive awards. The short- and long-term incentive programs have distinct performance metrics.

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Corporate Governance Highlights

We believe that robust corporate governance is critical for making prudent decisions in the long-term interests of stockholders. Below are key elements of our corporate governance practices.

What We Do
Majority vote standard for uncontested director elections
Nine out of ten directors are independent
Completely independent Board committees
Separate Chairman and CEO roles
Independent Chairman
Annual stockholder engagement program
Independent reviews by the Board and Audit Committee of the Company’s strategy, business, and the related key risks and mitigation activities
Executive sessions at every in-person or virtual Board and committee meeting without management present
Clawback Policy applicable to all executive officers and other covered officers
Confidential, multilingual Anonymous Ethics and Compliance Hotline
The Compensation Committee is advised by an independent compensation consultant
Comprehensive Sustainability Report refreshed on periodic basis
Annual Board skillset evaluation
Corporate Governance Guidelines
Annual Board and committee self-evaluations
Stock ownership guidelines for executive officers and non-employee directors
Refreshed Middleby Code of Conduct and related training and compliance programs
EHS Policy, Equal Employment Opportunity Policy and Human Rights Policy made publicly available on Company website
Supplier Code of Conduct applicable to all suppliers to the Company
Refreshed Annual Code of Conduct training for all employees
Enhanced disclosure of robust cybersecurity training programs
Refreshed Anti-Bribery Policy made publicly available on Company’s website
What We Don’t Do
No golden parachute tax gross-ups for executive officers
No poison pill in place
No stock option repricing without stockholder approval
No excessive perquisites for executive officers
No dividends paid or accumulated on unvested RSUs or PSUs
No hedging, pledging and short selling of Company stock per our Insider Trading Compliance Program

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Proposal No. 1
Election of Directors

The Board has nominated the ten current directors to serve as directors until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why any nominee would be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for any substitute nominees the Board recommends.

How We Select Directors

The Nominating and Corporate Governance Committee (“NCGC”) periodically reviews the overall composition of the Board and recommends, if necessary, measures to help ensure the Board reflects an appropriate balance of knowledge, experience, skills and expertise. This process unfolds in two phases:

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The following matrix shows the diversity of relevant skills and experience among our nominees.

Competency	Bowerman	Chapin	FitzGerald	Garden	McCarthy	Nerbonne	O’Brien	Scherger	Shah	Ziyad
Senior Leadership Experience Proven ability to lead organizations, set direction, and guide executive teams.
Financial Expertise
Strong experience with responsibility as named in company filings CFO, Audit, Corporate Treasury or public company CEO. Expert on financial reporting, capital structures, and complex financial transactions.
Industry Knowledge Deep understanding of the industries served, trends, regulations, and competitive landscape.
Risk & Technology (Cyber, Al, IT) Expertise in risk management, cybersecurity, Al, IT infrastructure, and digital risk mitigation.
Governance, Compliance & Sustainability Meaningful knowledge of corporate governance best practices, ethics, regulatory compliance, and sustainability principles.
Strategic Planning Ability to develop long-term strategies that align with organizational goals and shareholder results, evaluating alternatives.
Sales, Marketing, Branding, Social Media & Digital Engagement Experience in branding, digital marketing, social media engagement, and consumer outreach strategies.
Mergers & Acquisitions Expertise and practical knowledge in the field of M&A at the executive level
International Markets Experience leading businesses with substantial business operations and customer base outside North America
Human Capital & Succession Experience directly managing a large number of employees, oversight of compensation structures, and/or succession planning,

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Competency	Bowerman	Chapin	FitzGerald	Garden	McCarthy	Nerbonne	O’Brien	Scherger	Shah	Ziyad
Shareholder Engagement Ability to manage relationships with shareholders, regulators, communities, and other key stakeholders.
Investment & Portfolio Management Expertise in managing investment strategies, asset allocation, and providing portfolio oversight.
Technology Experience Leadership of Engineering, R&D or C Suite of a Tech Company

The NCGC’s policy is to consider any candidate recommended by stockholders by evaluating the needs of the Board and the qualifications of the candidate. The NCGC may establish formal procedures regarding stockholder submission of candidates in the future.

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Director Nominees

Julie M. Bowerman

Age: 56 Director since: 2025 INDEPENDENT Committees: • Nominating and Corporate Governance*

Professional background

Ms. Bowerman has served as the Chief Marketing Officer of Kellanova, a food manufacturing company, since its spinoff from Kellogg Company in 2023. At Kellogg Company, Ms. Bowerman served as the Chief Marketing and Ecommerce Officer from 2021 to 2023 and as the Chief Global Digital Consumer and Customer Experience Officer from 2019 to 2023. Prior to joining Kellogg in 2019, Ms. Bowerman served as the Senior Vice President, Digital Engagement and eCommerce at Hain Celestial Group, Inc., a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Prior to joining Hain Celestial Group, Inc. in 2017, she spent over 20 years at The Coca-Cola Company, serving in various roles, including as Global Vice President, eCommerce, Shopper Marketing and Digital from 2015 to 2017, and as the Vice President and General Manager, eCommerce, North America from 2013 to 2015.

Service on other public boards • Brixmor Property Group Inc. (since 2019) (nominating and corporate governance committee chair)

Relevant skills

Ms. Bowerman’s development and implementation of revenue growth and profit generation via physical and digital commerce, marketing, and go to market strategies as well as her experience and track record of driving value creation in consumer products businesses provides an important perspective to the Board’s oversight of the development and execution of the Company’s strategic plan.

* Effective February 24, 2025

Sarah Palisi Chapin

Age: 63 Director since: 2013 INDEPENDENT Committees: • Nominating and Corporate Governance (chair)

Professional background

Ms. Chapin has been Principal of Chapin Creative, LLC, a business incubation, strategy, and marketing advisory firm, since 2016. For seven years before founding Chapin Creative, she was Chief Executive Officer and a board member of Hail Merry, a marketer and manufacturer of gluten-free, vegan, refrigerated plant ingredient snacks. Earlier in her career, she was Chief Executive Officer, then Chairman, of Enersyst Development Center, an intellectual property development and licensing firm in food processing, vending, and foodservice, from 1995 to 2003. She served as Vice President of Worldwide Business Strategy of Burger King Corporation from 1990 to 1995, including as co-leader for development of Restaurant Services, Inc., Burger King’s purchasing coop. She began her career in food service as Director of New Concepts and Engineering for Pizza Hut from 1985 to 1990.

Service on other public boards • Caribou Coffee Company (2007-2013) (compensation committee chair and nominating and corporate governance committee member)

Service on private boards

•  FlowTrans LLC, a liquid food grade tanker transportation and logistics business (since 2021)

•  Yummy Spoonfuls, an organic baby and toddler food company (2014-2018)

•  Hail Merry, a plant-based food brand (2009-2016)

•  PrimeSource Foodservice Equipment Distributors (2002-2012)

•  IRM, a data analytics subscription company (1998-2008)

•  Enersyst Development Center (1995-2002)

Relevant skills

Ms. Chapin’s more than three decades of experience in the food service and food processing industries give her a comprehensive understanding of strategy, franchising, commercial kitchen technology, brand management, product development, marketing, operational excellence, market expansion, and acquisition strategy.

Timothy J. FitzGerald

Age: 55 Director since: 2019 Committees: • None

Professional background

Mr. FitzGerald has been Chief Executive Officer of Middleby since February 2019. Before assuming that role, he held many positions with Middleby and its principal subsidiary, Middleby Marshall Inc. (“MM”), including Vice President and Chief Financial Officer of Middleby and MM from 2003 to 2019; Vice President and Corporate Controller of Middleby and MM from 2000 to 2003; and Corporate Controller of Middleby and MM from 1998 to 2003. Before joining Middleby, Mr. FitzGerald was an Audit Manager with Arthur Anderson LLP for seven years.

Service on private boards • Alliance Holdings Inc., a manufacturer of commercial and residential laundry equipment (since 2021) • Hardinge Inc., a metal machining provider (since 2018)

Relevant skills

Mr. FitzGerald’s extensive history at the subsidiary and corporate level of the Company and his day to day leadership as CEO provide the Board with intimate knowledge and an invaluable perspective regarding Middleby’s operations, challenges, and business strategy.

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Edward P. Garden

Age: 63 Director since: 2025 INDEPENDENT Committees: • Compensation*

Professional background

Since 2023, Mr. Garden is Chairman and CEO of Garden Investments, an investment management firm. Mr. Garden also currently is a director of General Electric Company, where he is a member of the Management Development & Compensation Committee and the Audit Committee. Mr. Garden previously served as a director on the boards of The Wendy’s Company from 2004 to 2015, Family Dollar Stores, Inc. from 2011 to 2015, Pentair plc from 2016 to 2018, The Bank of New York Mellon Corporation from 2014 to 2019, Legg Mason, Inc. from 2019 to 2020, and Invesco Ltd from 2020 to 2022. From 2005-2023, Mr. Garden served as Chief Investment Officer and Founding Partner of Trian Fund Management.

Service on other public boards

•  General Electric Company doing business as GE Aerospace (since 2017)

•  Janus Henderson Group (2022-2023)

•  Invesco Ltd. (2020-2022)

•  Legg Mason, Inc. (2019-2020)

•  The Bank of New York Mellon Corporation (2014-2019)

•  The Wendy’s Company (2004-2015)

•  Family Dollar Stores (2011-2015)

•  Pentair plc (2016-2018)

Relevant skills

Mr. Garden brings extensive experience facilitating positive strategic, operational and governance changes as a director. Mr. Garden’s Board experience at companies such as General Electric provides a wealth of perspective as the Board executes on the Company’s value creation strategy.

Mr. Garden was nominated as a director pursuant to the terms of the Cooperation Agreement (as defined and described under “Cooperation Agreement” below).

* Effective February 24, 2025

Cathy L. McCarthy

Age: 77 Director since: 2015 INDEPENDENT Committees: • Audit (Chair) • Nominating and Corporate Governance

Professional background

Since 2011, Ms. McCarthy has served as President and Chief Executive Officer of Cross Tack Consulting, Inc., a management consulting firm. From 2007 to 2011, Ms. McCarthy served as President and Chief Executive Officer of SM&A, a public company that provides business strategy, competition management, and project management consulting services. Before becoming President, Ms. McCarthy served in various senior executive positions at SM&A, including Executive Vice President, Chief Financial Officer, and Corporate Secretary from 2005 to mid-2007. Prior to SM&A, Ms. McCarthy was Chief Financial Officer of PIA Merchandising, an in-store merchandising company; Giant Group, Ltd., an investment firm; and Wherehouse Entertainment, a major music and video retailer. Ms. McCarthy began her career at Mellon Bank, N.A., where she was Vice President of several lending departments responsible for oversight of highly leveraged and distressed assets and commercial lending.

Service on other public boards • Rigetti Computing, Inc. (since 2022) (Chairperson of the Audit Committee) • Solta Medical, Inc. (2007-2014) • SM&A (2007-2008)

Relevant skills

Ms. McCarthy’s operating experience as a Chief Executive Officer and a Chief Financial Officer of numerous public and private companies, combined with her extensive background in strategy, mergers and acquisitions, financial reporting, and internal controls, provide the Board with valuable strategy and financial oversight capabilities.

Robert A. Nerbonne

Age: 67 Director since: 2019 INDEPENDENT Committees: • Nominating and Corporate Governance

Professional background

Mr. Nerbonne was formerly the CEO and President of multiple commercial foodservice equipment companies. He was an officer and board member of Cooper-Atkins Corporation, a company that manufactures thermometers, timers, and wireless monitoring solutions, from 2014 to 2018. He was a consultant for Cooper-Atkins Corporation from 2012 to 2014. Earlier in his career, Mr. Nerbonne was Chief Executive Officer of Ali Group North America, a manufacturer of equipment for the food service industry, from 2009 to 2011. He was Group President, Americas of Enodis (today Welbilt), and held other senior roles at that company, from 2002 to 2009. Prior to 2002, he held various leadership positions in the commercial food service industry, including President of Pitco from 1988 to 1998, before Middleby acquired that company.

Service on private boards • Cooper-Atkins Corporation (2014-2018)

Relevant skills

Mr. Nerbonne’s extensive and varied leadership roles within the commercial food service industry, as well as his mergers and acquisition background, provide the Board with valuable insight on how to proactively address market conditions and develop long-term strategy.

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Gordon J. O’Brien

Age: 59 Director since: 2005 Non-Executive Chairman since: 2019 INDEPENDENT Committees: • Compensation

Professional background

Mr. O’Brien has been Managing Partner at Cannon Capital since 2017. In addition, from 2020 until mid-2022, he served as Chief Investment Officer and Chief Financial Officer at Re:Build Manufacturing, LLC. Before that, he was President of Specialty Finance and Operations of American Capital Strategies from 2008 to 2017, and Principal and Managing Director of American Capital Strategies from 1998 to 2008. Earlier in his career, he was Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998.

Relevant skills

Mr. O’Brien’s extensive experience with capital markets and acquisition strategy, as well as his private equity experience as a director on numerous other boards, is valuable in Board discussions regarding Middleby’s capital structure, liquidity needs, and acquisition strategy.

Stephen R. Scherger

Age: 60 Director since: 2024 INDEPENDENT Committees: • Audit • Compensation

Professional background

Since 2015, Mr. Scherger serves as the Executive Vice President and Chief Financial Officer of Graphic Packaging Holding Company, a leading provider of sustainable fiber-based packaging solutions. From October 1, 2014 through December 31, 2014, Mr. Scherger was the Senior Vice President – Finance. From April 2012 through September 2014, Mr. Scherger served as Senior Vice President, Consumer Packaging Division. Mr. Scherger joined Graphic Packaging Holding Company in April of 2012 from MeadWestvaco Corporation, where he served as President, Beverage and Consumer Electronics. Mr. Scherger was with MeadWestvaco Corporation from 1986 to 2012 and held positions including Vice President, Corporate Strategy; Vice President and General Manager, Beverage Packaging; Vice President and Chief Financial Officer, Papers Group, Vice President Asia Pacific and Latin America, Beverage Packaging, Chief Financial Officer Beverage Packaging and other executive-level positions.

Service on private boards • Junior Achievement of Georgia (since 2016) • Paperboard Packaging Council (since 2022)

Relevant skills

Mr. Scherger is a multi-dimensional executive who brings extensive experience as both a public company Chief Financial Officer and a key business segment leader at Graphic Packaging Holding Company. He has been a key member of a C-suite that has delivered growth in revenues driven by higher-than-market organic growth, and 15 acquisitions supported by enhanced margins and improved asset productivity.

Tejas P. Shah

Age: 45 Director since: 2024 INDEPENDENT Committees: • Audit

Professional background

Since 2023, Mr. Shah serves as Chief Information Officer of Fluence Energy Inc., a public company that provides market- leading energy storage products and services and cloud-based software for renewables and storage assets. From 2022–23, Mr. Shah served as Chief Information Officer at Tonal. From 2018-22, Mr. Shah served in various roles at Arlo Technologies Inc., where he was promoted from Chief Information Officer to Senior Vice President, Product and Chief Information Officer, to Senior Vice President, Software, SaaS, and Services and Chief Information Officer.

Service on private boards • Board advisor for Bugcrowd, Inc., crowdsourced cybersecurity platform (since 2019)

Relevant skills

In his role as a senior executive at Fluence Energy, Inc., Mr. Shah uses his extensive global experience to drive innovation in products and technology. In addition to his extensive experience in technology development and the evolving landscape of cybersecurity and information technology, he possesses a deep understanding of financial and operational matters that provides the Board with an invaluable resource to leverage the Company’s intellectual property to drive value creation for the Company.

2025 PROXY STATEMENT	18

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Nassem A. Ziyad

Age: 59 Director since: 2017 INDEPENDENT Committees: • Audit

Professional background

Mr. Ziyad is Executive Chairman of Ziyad Brothers Importing, a leading distributor and global marketer of a diverse portfolio of ethnic food products, representing multinational customers such as Nestle, Kraft and Bel, founded in 1966. Before assuming that role in 2022, Mr. Ziyad was Chief Executive Officer Chief Operating Officer of Ziyad Brothers Importing since 1983.

Relevant skills

Mr. Ziyad’s extensive experience in marketing, branding, and financial management of food products throughout the world is valuable in Board discussions regarding ethnic food distribution, cross-border trade, global ethnic food trends, brand management, and marketing.

The Board has a policy that requires any director who does not receive a majority of votes cast in an uncontested election to promptly tender a resignation. The NCGC will consider any such resignation and recommend appropriate action to the Board. The Board is required to take formal action on the NCGC’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. The Board will consider the information, factors, and alternatives reviewed by the NCGC and such additional information, factors, and alternatives as the Board deems relevant. Within four business days after the Board decides whether to accept or reject a director resignation, the Company will publicly disclose that decision in a Form 8-K filed with the Securities and Exchange Commission (“SEC”), including an explanation of the process by which the decision was made and, if applicable, the Board’s reason(s) for rejecting the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY

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Governance

This section summarizes the Board’s responsibilities and significant policies. For more complete information, see Middleby’s Corporate Governance Guidelines, which are available on our website, www.middleby.com, under “Investors—Corporate Governance.”

Board Leadership Structure

The Board oversees management’s performance to help ensure that Middleby operates in an effective, efficient, and ethical manner in order to produce value for our stockholders. To achieve this goal, the Board monitors both the performance of the Company (in relation to goals, strategy, and competitors) and the performance of the Chief Executive Officer, and offers constructive advice and feedback.

Our Corporate Governance Guidelines require the offices of the Chairman of the Board and the Chief Executive Officer to be separate. We believe having an independent director serve as Chairman of the Board best serves the Company and our stockholders, as we believe this leadership structure provides a broader depth of experience that informs strategy, strengthens the Board’s integrity and independence, and reduces potential conflicts in the areas of performance evaluation, executive compensation, succession planning, and the recruitment of new directors.

Currently, the Board is led by Gordon J. O’Brien, who has been Middleby’s independent Chairman since February 2019. Mr. O’Brien previously served as Lead Independent Director of the Board for nine years. In his capacity as independent Chairman of the Board, Mr. O’Brien is able to focus on and tangibly oversee Middleby’s senior management (including the CEO), Board leadership, and governance-related matters, while Mr. FitzGerald, our CEO, is able to exclusively focus on the Company’s strategy, day-to-day operations, and financial organizational health. Mr. O’Brien’s long-term relationship with Middleby and extensive knowledge of the Company’s operating structure and culture provides him with a broad and deep perspective that informs his judgment.

Independence

A majority of Middleby’s directors must be “independent” as such term is defined under Nasdaq listing standards. The Board reviews annually the relationships that each director has with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has determined that every director except Mr. FitzGerald, our CEO, is independent.

Risk Oversight

The Board has responsibility for oversight of risk management. The Board and its committees regularly review information regarding Middleby’s credit, liquidity, and operations and other reports that are designed to inform the Board and its committees about how we identify, assess, and manage critical risks and our risk mitigation strategies.

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans, Board of Directors compensation, and executive incentive plan design.

The Audit Committee oversees management of financial risks, financial reporting, disclosure requirements, internal controls over financial reporting, credit and liquidity matters, and our operational infrastructure. In addition, the Audit Committee is responsible for oversight of cybersecurity risk management, regulatory matters, and compliance programs. It oversees the company’s cybersecurity and information security program and receives periodic updates from senior management on cybersecurity and information security matters.

The Nominating and Corporate Governance Committee is responsible for evaluating risk associated with director and management succession planning, overseeing our sustainability reporting, maintaining director training programs, and evaluating the Company’s environmental, social and governance policies and initiatives.

Management advises the Board about material risks as part of its broader responsibility to keep the Board well informed on all matters of significance to the Company. The Board believes its current leadership structure facilitates this clear delineation of responsibility with respect to risk management. Additionally, maintaining an independent Board with an independent Chairman promotes open discussion and assessment of the Company’s ability to manage risk.

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Annual Board Evaluation and Skillset Assessment

The NCGC coordinates an annual evaluation and skillset assessment of the Board as a whole and of each Board committee. The assessment includes a review of any areas in which the Board or management believe the Board can make a better contribution to the Company. The NCGC utilizes third party experts to conduct skillset assessments in the context of the Company’s overall corporate strategy. The NCGC discusses the results of the evaluation and skillset assessment with the full Board and each individual committee. In addition, the results are used to evaluate and determine the characteristics and critical skills required of prospective candidates for election to the Board and to make recommendations with respect to assignments of directors to various committees and leadership positions.

Stockholder Engagement

We believe it is important for our governance process to have meaningful engagement with our stockholders and to understand their perspectives on corporate governance, executive compensation, and other issues that are important to them and to the Company.

We value opportunities to proactively engage directly with our stockholders on topics of concern or interest, and use that feedback directly to inform our business decision-making process. The Company regularly shares information with stockholders via quarterly earnings releases, investor presentations posted on Middleby’s website, and attendance at investor conferences, trade shows, and other industry events.

Beginning in 2019, the Company has annually engaged in an open dialogue with stockholders to help ensure leadership was hearing stockholder perspectives regarding our executive compensation practices, sustainability practices, and other topics of stockholder interest. We strive to reach out to holders of at least 75% of the Company’s common stock and to have meetings with holders of at least 25% of the Company’s common stock. These meetings are typically scheduled for the fourth quarter of the year or early in the first quarter of the following year to inform decision-making and priorities for the upcoming fiscal year. Meetings are usually attended by the CFO and General Counsel and one or more Board members upon stockholder request.

In January-March 2025, we engaged with stockholders to discuss the Company’s sustainability initiatives and to request feedback generally from our stockholders. For this outreach program, we contacted Middleby’s top 30 stockholders, representing approximately 87% of our total outstanding shares, and conducted meetings or otherwise had correspondence with stockholders representing approximately 63% of our total outstanding shares.

Among other things, we discussed our sustainability reporting practices and processes designed to provide information to the Company’s decision makers and stakeholders to drive shareholder value and fulfill the expectations of our stakeholders. Our investors encouraged us to continue evolving our sustainability reporting to meet customer, investor and regulatory expectations and requirements. Stakeholders also provided thoughtful and helpful recommendations on reporting frameworks.

Our investors also encouraged us to continue to emphasize how our product innovations drive sustainable solutions for our customers.

Our engagement efforts gave us valuable insight that has helped to inform the Company’s business practices and strategic decision-making. We will continue our stockholder engagement program annually with the goal of evolving our practices to best meet the needs of the Company and our stakeholders.

Cooperation Agreement

On February 24, 2025, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Garden Investment Management, L.P. (“GI”). Pursuant to the Cooperation Agreement, the Board agreed to appoint Edward P. Garden as a member of the Board, with an initial term expiring at the Company’s 2025 Annual Meeting of Stockholders and agreed to nominate Mr. Garden to stand for nomination at such meeting.

Under the terms of the Cooperation Agreement: (i) GI will abide by customary standstill restrictions (subjects to certain exceptions relating to private communications to the Company, among others) until the expiration of the Standstill Period (as defined in the Cooperation Agreement); (ii) GI agreed to certain voting commitments with respect to the 2025 Annual Meeting of Stockholders; and (iii) the Company and GI agreed to a customary mutual non-disparagement provision.

A summary of the Cooperation Agreement is included in the Company’s Current Report on Form 8-K, filed with the SEC on February 25, 2025 (the “Form 8-K”). The full Cooperation Agreement is filed as Exhibit 10.1 to the Form 8-K.

Director Onboarding and Continuing Education

The Company provides new directors with an orientation program to familiarize them with our business; strategic plans; significant financial, accounting, and risk-management issues; compliance programs; conflicts policies; Code of Conduct; Corporate Governance Guidelines; principal officers; and internal auditors and independent auditors. Board members who have not been associated with a publicly traded company previously also are required to attend public company director education selected by the NCGC.

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Every director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to function as a director. The NCGC requires all standing Board members to maintain membership with the National Association of Corporate Directors (“NACD”) and annually arranges for Board members to attend NACD training programs and other corporate governance training initiatives. The Company pays all reasonable expenses relating to continuing director education.

Succession Planning

The Board is responsible for succession planning for the Chief Executive Officer and other executive officers. The Board of Directors and the Chief Executive Officer meet in a private session two times each fiscal year to discuss succession planning, a review of the executive management team, executive development initiatives, and other executive matters. The Chairperson of the NCGC acts as the Chairperson and maintains minutes of these succession planning meetings.

Board Meetings

The Board held four in-person meetings and seven virtual meetings during the fiscal year ended December 28, 2024. Directors collectively had 97% attendance at full Board meetings and 98% attendance when including attendance at committee meetings. Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board and otherwise as deemed necessary. The independent directors met in executive session six times without the presence of management.

Directors are expected to physically or virtually attend the annual meeting of stockholders. All of the directors at the time virtually attended the 2024 Annual Meeting of Stockholders.

The independent directors are required, unless waived by the Board, to attend an annual strategic review meeting in the third or fourth quarter each year.

Members of senior management who are not directors may be invited to participate in Board meetings or other Board functions when appropriate. The Board encourages the Chief Executive Officer to bring members of management from time to time into Board meetings to provide insight into items being discussed by the Board, to make presentations to the Board on particular matters, and to help ensure the Board has an opportunity to interact with managers who have significant potential.

Committees of the Board

Middleby’s Board currently has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for these three committees are available on our website, www.middleby.com, on the “Investors—Corporate Governance” page. All three committees are composed entirely of independent directors. The Board and each committee actively oversees management of risks as discussed further, in “Governance–Risk Oversight”.

Audit Committee

Members: • McCarthy (Chairperson), Scherger and Shah Meetings in fiscal year 2024: • five times virtually, one time in person

The Audit Committee is responsible for:

•  selecting Middleby’s independent auditor;

•  reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services;

•  reviewing the Company’s interim and annual financial statements or other results of the audit;

•  reviewing the Company’s internal accounting procedures and controls and the recommendations of the independent auditor;

•  overseeing cyber risk management, regulatory matters and compliance programs; and

•  reviewing the external audit process.

The Board has determined that Ms. McCarthy, Mr. Scherger and Mr. Shah are “financially sophisticated,” as required by Nasdaq Rule 5605(c)(2), and qualify as “audit committee financial experts,” as such term is defined in SEC rules. All of the members have been determined by the Board to meet the additional independence criteria for audit committee members set forth in Nasdaq Rule 5605(c)(2).

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Compensation Committee

Members: • Scherger (Chairperson)*, Garden*, O’Brien and Ziyad** Meetings in fiscal year 2024: • two times virtually, four times in person

The Compensation Committee is responsible for:

•

making recommendations concerning the compensation of the non-employee members of the Board and all executive officers;

•

administering the Value Creation Incentive Plan, our annual incentive compensation program, including establishing and certifying performance goals; and

•

administering and making grants to executive officers under the Company’s 2021 Long-Term Incentive Plan (the “LTIP”).

All of the members of the Compensation Committee have been determined by the Board to be independent as defined under applicable Nasdaq listing standards. There are no compensation committee interlocks.

* Since February 24, 2025

** Since March 19, 2025

Nominating and Corporate Governance Committee

Members: • Chapin (Chairperson), Bowerman*, McCarthy, and Nerbonne Meetings in fiscal year 2024: • one time virtually, four times in person

The Nominating and Corporate Governance Committee is responsible for:

•

discussing, reviewing, evaluating, and maintaining a slate of potential director nominees, and recommending potential director nominees to the Board;

•

administering the annual Board evaluation and skillset assessment process;

•

maintaining Middleby’s director training programs;

•

developing and recommending to the Board corporate governance principles applicable to the Company;

•

overseeing succession planning for Board and committee members;

•

overseeing and reviewing sustainability policies and procedures; and

•  evaluation of the Board and Middleby’s executive officers, including with respect to the Board’s composition and procedures.

* Since February 24, 2025

Service on Other Boards

We do not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the NCGC considers the number of other public company boards and comparable governing bodies on which a prospective nominee or a director is a member. In addition, we expect directors to be fully committed to devoting as much time as necessary to fulfilling their Board responsibilities, both in terms of preparation for, and attendance and participation at, meetings.

Directors must provide prior written notice to the Chairperson of the NCGC before accepting a seat on the board of a public or private entity.

In recognition of the enhanced time commitment associated with membership on a public company’s audit committee, the Board has adopted a policy that no member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies.

Age and Term Limits

We believe the Board operates most effectively with a mix of incumbent directors who have a deep understanding of Middleby and new directors who offer fresh perspectives. The Board does not currently have term limits or a mandatory retirement age.

However, the NCGC and Board consistently evaluates the contributions of individual Board members to the Board and the Company. The NCGC reviews all directors annually before deciding on our nominees.

Stockholder Communications With the Board

Stockholders may contact the Board of Directors about bona fide issues or questions concerning the Company by sending an email to legal@middleby.com or by writing to the Corporate Secretary at the Company’s principal executive offices at 1400 Toastmaster Drive, Elgin, Illinois, 60120. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the email or physical address noted above, with a request to forward the communication to the intended recipient(s). In general, any stockholder communication about bona fide issues concerning the Company delivered to the Corporate Secretary will be forwarded in accordance with the stockholder’s instructions.

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Related Party Transactions

There have been no material reportable related person transactions since the beginning of fiscal year 2024. The Audit Committee is responsible for reviewing, and approving related person transactions. In fulfilling this responsibility, the Audit Committee considers whether the transaction would be on fair and reasonable terms no less favorable to the Company than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party.

Governance Documents

In 2022, Middleby adopted refreshed Stock Ownership Guidelines that apply to all directors and executive officers and refreshed and made publicly available its Anti-Bribery Policy. In 2021, Middleby adopted a refreshed Code of Conduct that applies to all directors, officers, and employees. In 2020, we adopted Corporate Governance Guidelines, which, in conjunction with our Restated Certificate of Incorporation, as amended, Fourth Amended and Restated Bylaws and charters of the Board’s committees, constitute the framework of our corporate governance. The Code of Conduct and Corporate Governance Guidelines, as well as the charters for our committees, are available on our website, www. middleby.com, under “Investors—Corporate Governance.” We will post any amendment to, or waiver from, the Code of Conduct, on our website.

We have adopted an Insider Trading Compliance Program, which governs the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers and employees which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of our Insider Trading Compliance Program is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 28, 2024.

The following additional documents are available on our website, www.middleby.com, under “Investors—Corporate Governance”:

•	Conflict Minerals Policy
•	Insider Trading Compliance Program
•	2024 Sustainability Metrics Update
•	2023 Sustainability Report Update
•	2021 Sustainability Report
•	Accounting Complaint Procedures
•	Clawback Policy
•	EHS Policy
•	Equal Employment Opportunity Policy
•	Human Rights Policy
•	Supplier Code of Conduct

Director Stock Ownership Guidelines

Company guidelines require our non-employee directors to own a prescribed amount of Middleby common stock, expressed as five times their annual cash compensation. Unvested time-based restricted stock units (“RSUs”) count toward a non-employee director’s required holdings. New non-employee directors who have not yet met their stock ownership requirements are required to meet their stock ownership requirements within five years after becoming a non-employee director. Stock options are not counted in the ownership calculation.

As of December 28, 2024, all of our non-employee directors exceeded the minimum stock ownership requirements.

Director Compensation

The Company believes that having highly qualified non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy, and our management. The Board believes that compensation for directors should reflect the work required in both their ongoing oversight and governance role and their continuous focus on driving long-term performance and stockholder value.

The Compensation Committee, consisting solely of independent directors, is responsible for reviewing director compensation and considering any changes to how directors are compensated.

The full Board reviews the Compensation Committee’s recommendations and approves director compensation arrangements.

As described in our proxy statement filed in 2024, in December 2023, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant, to conduct a director compensation assessment using the same peer group that was used to assess executive compensation. The Board compensation assessment analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company’s director

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compensation program from multiple perspectives relative to the peer group, and described recent market trends in director compensation. Based on Aon’s analysis and the Company’s long-term performance, in 2024 the Compensation Committee implemented additional annual cash compensation for non-Chair committee members of $12,500 for Audit Committee members and $7,500 for Compensation Committee and Nominating and Corporate Governance Committee members, and increased the aggregate value of the annual grant of restricted stock units effective for service in 2024 from $163,000 (the rate in effect for 2023) to $175,000 in grant date value.

Non-employee director compensation for fiscal year 2024 consisted of cash and equity components. The following table shows the compensation structure. Directors do not receive meeting fees.

Type of compensation	How paid	Amount
Annual cash compensation for every non-employee director	Cash, paid in quarterly installments	$100,000
Additional cash compensation for Chairman of the Board	Cash, paid in quarterly installments	$25,000
Additional cash compensation for chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee	Cash, paid in quarterly installments	$25,000
Additional cash compensation for Audit Committee members	Cash, paid in quarterly installments	$12,500
Additional cash compensation for Compensation Committee and Nominating and Corporate Governance Committee members	Cash, paid in quarterly installments	$ 7,500
Equity for every non-employee director	RSUs awarded in March of each year with a one-year vesting period	Aggregate value of $175,000 based on the price of Middleby’s common stock at the close of business on the grant date

Director Compensation for Fiscal Year 2024

The following table shows the annual and long-term compensation for services to the Company performed by the non-employee directors during fiscal year 2024. Mr. FitzGerald’s compensation is discussed in the Compensation Discussion and Analysis section of this Proxy Statement and presented in “Summary Compensation Table for Fiscal Year 2024”. He did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sarah Palisi Chapin Nominating and Corporate Governance Committee Chairperson	132,500	175,001	307,501
Cathy L. McCarthy Audit Committee Chairperson	132,500	175,001	307,501
John R. Miller III(2) Compensation Committee Chairperson	132,500	175,001	307,501
Robert A. Nerbonne	107,500	175,001	282,501
Gordon J. O’Brien Chairman of the Board	135,625	175,001	310,626
Stephen R. Scherger	120,000	175,001	295,001
Tejas P. Shah	112,500	175,001	287,501
Nassem A. Ziyad	114,375	175,001	289,376
(1)	On February 26, 2024, each non-employee member of the Board was awarded RSUs having a grant date fair value equal to $175,001 on such date pursuant to the LTIP. These RSUs vested on March 6, 2025. The amounts reported in this column reflect the aggregate grant date fair value of the RSUs granted in 2024 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining these amounts are described in Note 3(o) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024. As of December 28, 2024, each non-employee director held 1,140 outstanding RSUs.
(2)	On February 24, 2025, John R. Miller III notified the Board of his intent to retire from the Board. Mr. Miller retired from the Board, effective March 15, 2025.

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Sustainability

In January 2025, we released Middleby’s 2024 Sustainability Metrics Update, featuring further alignment and expansion of our data collection and reporting of this information to our customers, investors and other stakeholders. Middleby is uniquely positioned to develop sustainable equipment solutions that impact the many customers we touch around the world involved in restaurants and food manufacturing operations as well as cooking at home. Our financial investments and product innovation efforts are focused on solutions that reduce energy consumption, lessen water usage and food waste, minimize emissions and carbon footprint, and enhance safety. We have built these sustainability objectives into our development and innovation processes, so they are core to our culture. In our 2024 Sustainability Metrics Update, we included enhanced data with respect to energy, greenhouse gas (GHG) emissions, water usage and waste metrics. We look forward to expanding further the metrics we disclose in our future sustainability reporting. We intend to publish an updated Sustainability Report in 2025.

For complete information, please see our most recent Sustainability Metrics Update, which is available on our website, www.middleby.com, under “About—Sustainability.”

Sustainability Priorities and Management Process

Middleby’s sustainability priorities are focused on reducing environmental impact to air, water, and land across our footprint and specifically with respect to our customers; improving data analysis and benchmarking to identify opportunities for improvement; identifying and implementing cost-effective and innovative solutions to reduce energy usage; and encouraging more environmentally friendly business practices within our business units. Our management process uses consistent data collection and benchmarking to identify risks, plan management strategies, implement solutions, measure success rates, and adjust systems for continuous improvement across our environmental management activities.

Data collection and reporting were conducted in alignment with a number of different frameworks, including the framework used by the Sustainability Accounting Standards Board (SASB) in developing their standards. For purposes of reporting, we selected aspects of the environment that we have control of and can make a meaningful impact on. The four key aspects measured at our operations are Energy Consumption, Greenhouse Gas (GHG) Emissions, Water Usage and Waste Management. These aspects are considered to meet the SASB requirements: they are of interest to investors, are relevant across the industry, have a potential to affect corporate value, reflect stakeholder feedback, and are actionable by Middleby.

Human Capital

We believe Middleby’s success is a direct result of the people we employ around the world. When our employees have the best environment, they can be their best. We strive to create a culture that encourages and celebrates collaboration, creativity, and confidence. Ultimately, we want a workplace that enables employees to develop their individual paths toward their career goals and encourages a long-term working relationship with us.

Middleby leadership encourages internal promotion to fill all job openings by supporting organized succession planning and employee development initiatives across all of its divisions.

We encourage our employees to present new ideas and empower them to move their ideas forward. We believe that giving our employees autonomy fosters an environment of inclusion and empowerment, and encourages them to recognize that they play a part in Middleby’s success.

Employee Safety

Middleby actively promotes a safe workplace for all of our employees around the world because a culture of safety reduces the risk of injury to employees, decreases expenses, and increases production. Each of our manufacturing locations maintains an active safety committee that frequently reviews and assesses the conditions of the local work environment. We invest in safety training, share best practices, and review claim activity to continually minimize employee workplace injuries. We understand that our ongoing efforts to promote a safe environment today will drive long-term sustained improvement to workplace safety across the Company in the future.

Our Recordable Case Rate (work-related injuries per 100 full-time employees) declined from 6.30 in 2017 to 5.12 in 2023. Our Lost Time Incident Rate declined from 1.37 in 2017 to 0.53 in 2023. A number of factors contribute to these metrics and trends. Each year, the data collected includes more locations than the prior year due to acquisition activity and expansion of locations for existing Middleby divisions. Middleby uses these metrics to inform decision-making and contribute to the culture of safety companywide.

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Community

Middleby recognizes the importance of supporting our industry and the communities in which we live and work. The Middleby Cares corporate giving program invests in not-for-profit organizations addressing the following initiatives:

•	Food Insecurity
•	Education Initiatives
•	Youth Programs
•	Needs for Shelter
•	Basic Living Necessities

In 2024, recipients of our cash and in-kind donations included Feeding America and many of their domestic operations including The Greater Chicago Food Depository and the Northern Illinois Food Bank. Other beneficiaries included Ronald McDonald House Charities (RMHC), The Red Cross Disaster Relief Fund, World Central Kitchen, Habitat for Humanity, Guy Fieri Foundation, The Boys and Girls Clubs of America, Cafe Momentum, and culinary education support at Auburn University, Elgin Community College, National Louis University and others. We also supported many regional organizations that met our giving parameters.

We encourage all of our global locations to be engaged in their own local charitable efforts and volunteering. We believe in community impact, and support our employees serving their communities in a meaningful way. Our operating locations direct their own local philanthropic activities, reflective of the needs of their communities.

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Executive Officers

The following is a summary of the professional experience of the Company’s named executive officers. The ages set forth below are as of March 28, 2025.

Name	Age	Professional Background
Timothy J. FitzGerald	55	Mr. FitzGerald’s professional biography appears above under Election of Directors.
Bryan E. Mittelman	54	Chief Financial Officer of the Company since February 2019, and Chief Accounting Officer from July 2018 to February 2019. Vice President, Controller at Knowles Corporation from December 2013 to July 2018. Corporate Controller at Morningstar, Inc. from December 2011 to September 2013.
James K. Pool III	53	Chief Technology and Operations Officer of the Company since February 2021. Company Group President and President of TurboChef Technologies, LLC from 2011 to February 2021.
Steven P. Spittle	44	Chief Commercial Officer of the Company since February 2021. Group President of Pitco Frialator and G.S. Blodgett from March 2017 to February 2021. President of Pitco Frialator from April 2015 to May 2017.
Matthew R. Fuchsen	54	Chief Development Officer of the Company since May 2023. Vice President, Mergers, Acquisitions and Tax from February 2018 to May 2023. Vice President of Tax from March 2014 to February 2018. Senior Tax Manager from November 2011 to March 2014.

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Proposal No. 2
Advisory Vote to Approve Executive Compensation

Every year we give our stockholders the opportunity to vote on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers. This proposal is commonly referred to as “Say on Pay.” We are asking stockholders to vote FOR the adoption of the following resolution:

“Resolved, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinion of Middleby stockholders. The Board and the Compensation Committee will consider the views of our stockholders expressed through the advisory vote and, based on the results of the vote, the Compensation Committee will evaluate whether any actions are necessary to address stockholder concerns.

As outlined in the Compensation Discussion and Analysis (“CD&A”) section that follows, our compensation program is designed to maximize achievement of strategic Company goals based on the following objectives:

•	attract and retain executive talent;
•	link executive compensation with operating performance;
•	align executive long-term compensation with stockholder interests; and
•	facilitate a high-growth company strategy.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving these goals and that the compensation of the Named Executive Officers reported in this Proxy Statement has contributed to the Company’s long-term success. The Company encourages stockholders to review the executive compensation section, executive compensation tables and pay versus performance section for details of how our executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast is necessary for advisory approval of this proposal. Although this vote is advisory in nature and does not require any action by the Company or the Compensation Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for the Company’s fiscal year 2024 “Named Executive Officers,” or NEOs, identified below.

Timothy J. FitzGerald	Chief Executive Officer
Bryan E. Mittelman	Chief Financial Officer
James K. Pool III	Chief Technology and Operations Officer
Steven P. Spittle	Chief Commercial Officer
Matthew R. Fuchsen	Chief Development Officer

Executive Summary

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. As described in this CD&A, our compensation program features a pay for performance design that rewards our Named Executive Officers for achieving short-term and long-term financial goals.

2024 Highlights and Performance

In 2024, Middleby and its management team delivered record operating cash flows in the face of strong economic headwinds across the Company’s business segments, and positioned the Company to achieve increasing profitability both in the short term as the macroeconomic outlook improves as well as in the long term pursuant to our strategic plan. Achievement of our 3-year long term equity incentives over the 2022-24 performance period reflected above target results that were adjusted downward by our 3-year TSR modifier, resulting in long term equity incentives at below target. This demonstrates the alignment between our long term equity incentive program and the interests of our stockholders. Likewise, annual incentive compensation for our executives for FY2024 results was at 19% of target, reflecting below target achievement on our annual incentive program’s EBITDA$ and EBITDA% targets.

$10,000 Compound Investment Growth - 10 Year

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Highlights of 2024 Compensation Program

The following chart summarizes the elements of direct compensation paid to our Named Executive Officers in fiscal year 2024.

Compensation element	How paid	Metrics and vesting
Base salary	Cash	Typically based on the Company’s current business environment, the individual’s level of responsibility and merit within the Company, and peer reference data.
Annual incentive compensation	Cash	The annual incentive compensation program is a performance-based plan that rewards performance against goals for earnings before interest, taxes, depreciation, and amortization (“EBITDA”) in dollars (“EBITDA$”), and EBITDA as a percentage of total revenue (“EBITDA%”).
Long-term equity incentives	2/3 performance-based performance stock units (PSUs)	The 2024 awards of PSUs will cliff vest, to the extent earned, at the end of a three-year performance period based on continued employment and performance against goals for Enterprise Value Growth (Less Net Debt) per share (50%) and Adjusted EPS Growth (50%). Final awards may be modified (+/- 30%) based on Middleby’s TSR compared to TSR for our peer group.
	1/3 time-based restricted stock units (RSUs)	The RSUs will vest in three equal tranches in the March following each of the three fiscal years of the performance period for the PSUs awarded on the same date, subject to continued employment. Shares underlying the vested RSUs must be held until the end of the three fiscal year period to which they relate.

Stockholder Engagement Following the 2024 Annual Meeting

We actively seek and consider stockholder feedback in designing and managing our executive compensation program, our corporate governance practices, and all other matters of interest to our stockholders. At the 2024 Annual Meeting, support for the Say on Pay proposal was approximately 87%. This level of support affirms our stockholders’ overall support for our compensation practices. After considering the outcome of the advisory vote, the Compensation Committee made no significant changes to the 2024 executive compensation program but intends to modify our 2025 executive compensation program to reflect stockholder feedback regarding performance metrics as well as feedback from Company management and Aon, our independent compensation consultant. Specifically, the Compensation Committee intends that the 2025 long-term equity incentive program will include Adjusted EPS Growth, Return on Invested Capital (ROIC), and TSR performance metrics.

In 2024, stockholder feedback continued to be valuable to the Company. This year, we proactively engaged with our stockholders regarding executive compensation and other corporate governance matters throughout the year, as discussed further in “Governance—Stockholder Engagement.”

Compensation Objectives and Philosophy

The Company’s compensation and benefits programs are influenced by our business culture and are designed to maximize strategic Company goals. The objectives of our compensation program are described below.

Attract and Retain Executive Talent—The Company offers compensation packages that aim to attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance.

Link Executive Compensation with Financial and Operating Performance—The Compensation Committee structures a portion of the compensation for our Named Executive Officers and senior management to vary based on the Company’s financial and operating performance in order to drive a sustained increase in stockholder value. In a typical year, a significant portion of an executive’s annual compensation is at risk and linked to the achievement of corporate goals that are tailored to the Company’s strategic plan.

Link Executive Equity Incentive Compensation with Stockholder Interests—Long-term equity incentive compensation granted to our Named Executive Officers in fiscal year 2024 was divided between performance-based (67%) and time-based restricted stock units (33%) (assuming target performance levels for the PSUs) to (i) align our Named Executive Officers’ interests with stockholder interests through the shared experience of stock ownership; (ii) tie performance goals and payouts directly to metrics that are critical drivers of financial and operational success, stockholder value creation, and strategic objectives; (iii) enhance the alignment between Company performance and executive pay by weighing the performance-based portion of LTI more heavily than time-based vesting, and (iv) include a time-based component that encourages executive retention and discourages excess risk-taking by executives.

Facilitate a High-Growth Company Strategy—The Company provides incentive compensation that rewards executives for strong growth in earnings, which is expected to generate strong stockholder return. Performance goals are generally consistent with the Company’s performance expectations, but are tiered to help ensure that awards will increase when Middleby out-performs its performance targets. Likewise, our incentive compensation programs are designed to result in no payouts when Middleby underperforms threshold goals.

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Parties Involved in Compensation Decisions

Role of the Compensation Committee

The Compensation Committee, consisting entirely of independent directors, is responsible for establishing, implementing, and monitoring the Company’s compensation program and providing input to the Board with respect to management development and succession planning.

The Compensation Committee evaluates the CEO’s performance and makes recommendations to the Board with respect to the CEO’s compensation based on this evaluation. The Compensation Committee also evaluates the other Named Executive Officers’ performance and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves their compensation.

Role of the Compensation Committee’s Independent Compensation Consultant

The Compensation Committee has the power to retain independent compensation consultants, legal counsel, or other advisors as it may deem appropriate to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of management. The Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities.

Since November 2017, the Compensation Committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent consultant. Aon reports directly to, and is directly accountable to, the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate, and obtain Aon’s advice at the Company’s expense. The Compensation Committee selected Aon as consultants because of Aon’s public company compensation experience, understanding of compensation governance and access to market competitive data.

With Aon’s assistance, the Compensation Committee monitors market compensation practices and developments, as well as the appropriateness of the various components of Middleby’s executive pay program. The Compensation Committee believes that obtaining relevant market and benchmark data is very important because it provides helpful context and a solid reference point for making decisions. When making determinations about compensation for our executives, the Compensation Committee also considers corporate and individual performance, any shifts in the current or anticipated future duties and function of the executive officers, the competitive market for executive talent and the overall labor market, and the input of other directors who are not members of the Compensation Committee.

In the past, the Compensation Committee has worked with Aon to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to the design of cash and equity incentive plans and trends in the capital goods industry; review our equity compensation strategy; and review director compensation market practices. For fiscal year 2024 specifically, Aon assisted the Compensation Committee with evaluating the appropriateness of the peer group for alignment with the Company’s strategy and business mix, providing CEO and NEO benchmark compensation data, designing our incentive plans, assessing the competitiveness of Board of Director compensation, and understanding developing compensation and governance trends. While the Compensation Committee takes into consideration the review and recommendations of Aon when making decisions about the Company’s executive compensation program, ultimately the Compensation Committee makes its own independent decisions about compensation matters.

The Compensation Committee has assessed the independence of Aon pursuant to SEC and NASDAQ rules, considering each of the relevant factors with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to Aon’s total revenues. Aon provides no services to the Company other than its services to the Compensation Committee, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure it maintains its independence. Aon has conducted a review of its performance, and has prepared an independence letter for the Compensation Committee that provides assurances and confirmation of the consultant’s independent status under the standards. None of the Compensation Committee members and none of our executive officers or directors have any personal relationship or other conflicts of interest with Aon.

Role of the CEO

The CEO annually reviews the performance of each executive officer other than himself. For each such executive, this review includes an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive’s area of responsibility, completion of special projects, and an assessment of the executive’s commitment to the Company’s core operating principles. Based on his review, the CEO develops a recommendation to the Compensation Committee for each executive’s annual base salary, annual incentive plan opportunity and the basis for long-term equity-based grants.

The Compensation Committee uses the same methodology to establish the compensation package for the CEO.

Market Factors in Setting Compensation

The Compensation Committee uses comparative compensation information from a relevant group of peer companies as one of several points of reference when setting the compensation of our CEO and other NEOs. The Compensation Committee considers data from the companies in the peer group to compare total compensation and individual compensation elements for our CEO and other NEOs with compensation for officers in comparable positions. The Compensation Committee retains discretion in determining how it will use peer group data. The Committee typically reviews peer company compensation data on an annual basis.

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In the fourth quarter of 2023, with Aon’s assistance, the Compensation Committee updated the peer group used to benchmark compensation levels and practices to more closely align with the Company’s profile and growth. In updating the peer group, the Committee considered the following criteria: revenue, market capitalization, EBITDA, industry, brand leadership, and international scope. Based on an assessment of the peer group by the Compensation Committee in light of the factors noted above, the Committee determined it would be appropriate to add the following companies to the 2024 peer group (“Peer Group”): Dover Corporation and Regal Rexnord Corporation. The 2024 Peer Group is summarized below:

AMETEK, Inc.	John Bean Technologies Corporation
Carlisle Companies Incorporated	Lincoln Electric Holdings, Inc.
Crane Co.	Nordson Corporation
Dover Corporation	Pentair plc
Flowserve Corporation	Regal Rexnord Corporation
Graco Inc.	Rockwell Automation, Inc.
Helen of Troy Limited	Snap-on Incorporated
Hubbell Incorporated	The Timken Company
IDEX Corporation	Woodward, Inc.
Ingersoll Rand Inc.	Xylem Inc.
ITT Inc.

At the time the Peer Group was updated in 2023, Middleby was positioned slightly below the median based on trailing twelve months EBITDA and slightly below the median based on revenue.

For fiscal year 2024 compensation purposes, Aon presented the Compensation Committee with data regarding compensation for the NEOs. Aon collected this information from the Peer Group.

Aon compiled compensation data at the 25th percentile, median, and 75th percentile levels from the Peer Group, for base salaries, target annual cash incentive awards, target long-term equity awards, and total target direct compensation for individual executive officer positions. Using this data, the Compensation Committee approved adjustments to 2024 compensation packages for our NEOs to maintain an appropriate level of total compensation in comparison to the market that is consistent with emphasizing pay for performance.

Fiscal Year 2024 Compensation Decisions

The Company’s compensation program is generally divided into three elements: base salary, annual cash incentive, and long-term equity-based incentive. We use the mix of these elements to emphasize pay for performance and to recognize the different value brought by individual jobs within the Company. For example, our CEO has the greatest responsibility for the operation and performance of the business and, accordingly, the most potential upside in compensation, but he also has the most compensation at risk, depending on Middleby’s financial performance.

Base Salary

Base salary is fixed and provides some stable income since the other elements of our NEOs’ compensation packages are at significant risk. Annual base salary levels and any increases are budgeted based on the Company’s current business environment and the individual’s level of responsibility and merit within the Company.

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The base salary of our CEO, Mr. FitzGerald, has remained unchanged since his promotion to CEO in February 2019. For fiscal year 2024, the Compensation Committee approved increases to base salaries of our other NEOs in alignment with market compensation data provided by Aon. Among other factors, the Compensation Committee also recognized additional duties and responsibilities for each position, the importance of retaining key executive talent and the status of the labor market generally.

Named Executive Officer	2023 Base Salary	2024 Base Salary	Percentage Change
Timothy J. FitzGerald (CEO)	$975,000	$975,000	0%
Bryan E. Mittelman (CFO)	$525,000	$550,000	4.76%
James K. Pool III (Chief Technology and Operations Officer)	$575,000	$600,000	4.35%
Steven P. Spittle (Chief Commercial Officer)	$575,000	$600,000	4.35%
Matthew R. Fuchsen (Chief Development Officer)	$400,000	$420,000	5.00%

Annual Performance-Based Incentive Program

The Company provides annual performance-based cash incentives pursuant to the Value Creation Incentive Plan (“VCIP”). Under the VCIP, the Compensation Committee can establish performance goals utilizing multiple metrics, with the flexibility to adjust metrics and goals to address changing business needs. The VCIP is intended to provide an incentive for strong performance and to motivate eligible employees toward the highest level of achievement and business results by tying their goals and interests to those of the Company and our stockholders.

In fiscal year 2024, the Compensation Committee approved and implemented an annual cash-based incentive compensation program under the VCIP for all of the NEOs. The annual incentive compensation program for 2024 includes bonus opportunities based upon performance against goals for EBITDA$ and EBITDA% for fiscal year 2024. These metrics, which emphasize different aspects of our performance than the metrics used for the long-term incentive plan, were implemented in part due to prior stockholder outreach, are consistent with leading governance practices, and serve as an effective reference for senior managers when making decisions for their respective operations. The Compensation Committee retains discretion regarding the determination of achievement of the performance metrics.

The following table shows 2024 actual EBITDA$ and EBITDA% as compared to the target EBITDA$ and EBITDA% goals and the corresponding annual performance-based cash compensation for each NEO under the VCIP. Each NEO’s target bonus opportunity under the VCIP for fiscal year 2024 was set at 100% of base salary and a maximum of 200% of base salary, as set forth below:

2024 ANNUAL PERFORMANCE-BASED CASH INCENTIVE PLAN PERFORMANCE

Performance Metric	Relative Weighting	Threshold	Target	Target+	Maximum	Reported Result	Adjusted Result	Annual Performance- Based Cash Compensation*
EBITDA $ (in millions)**	65%	$ 925	$ 942	$ 958	$ 975	$ 866	$ 865
Percentage of Base Salary		33%	65%	98%	130%			0%
EBITDA %**	35%	22.3%	22.5%	22.7%	23.0%	22.4%	22.3%
Percentage of Base Salary		18%	35%	53%	70%			19.2%
*	When applicable, EBITDA$ and EBITDA% Annual Performance-Based Cash Compensation is calculated based upon the percentage of base salary at the adjusted result, calculated on a linear basis between the performance targets.
**	EBITDA $ and EBITDA % are not prepared in accordance with GAAP. For a reconciliation of EBITDA $ to the most directly comparable GAAP financial measure and insight into how these non-GAAP measures are considered by management, please see Annex A, where EBITDA $ is referred to as Adjusted EBITDA. EBITDA % is calculated as EBITDA $ divided by GAAP revenue.

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For fiscal year 2024, the Compensation Committee determined that the EBITDA$ and EBITDA% performance metrics had results as set forth in the table above. Results were evaluated based on an as reported basis in US dollars. The Compensation Committee determined the EBITDA$ achieved amounted to $866.3 million and the EBITDA% performance amounted to 22.4%. The Compensation Committee exercised discretion to adjust achievement of the performance metrics by taking into account the effects of certain non-recurring expenses. After adjustment taking into account these factors, the Compensation Committee approved the EBITDA$ and EBITDA% performance metrics as adjusted in the table above, resulting in annual performance-based cash compensation to the NEOs for the EBITDA$ performance metric at 0% of base salary and for the EBITDA% performance metric at 19.2% of base salary. Absent such adjustments, the annual performance-based cash compensation for the NEOs for performance during fiscal year 2024 would have been as follows: Mr. FitzGerald $217,603, Mr. Mittelman $122,750, Mr. Pool III $133,909, Mr. Spittle $133,909, and Mr. Fuchsen $93,737.

Named Executive Officer	Annual Performance-Based Cash Compensation for 2024
Timothy J. FitzGerald (CEO)	$186,781
Bryan E. Mittelman (CFO)	$105,364
James K. Pool III (Chief Technology and Operations Officer)	$114,942
Steven P. Spittle (Chief Commercial Officer)	$114,942
Matthew R. Fuchsen (Chief Development Officer)	$80,460

For 2024, the annual-performance based cash compensation earned by the NEOs at 19% of target demonstrates the alignment of the Company’s annual incentive compensation with the Company’s short-term performance and the interests of the Company’s shareholders.

Equity-Based Incentive Compensation

We believe that our LTI structure is consistent with leading governance practices, serves as an effective reference for senior managers when making decisions for their respective operations, and further aligns management with stockholder interests.

The LTI award granted to the NEOs in fiscal year 2024 contained all of the features of the current LTI program described above and summarized below.

Component	Current LTI Practices
Award Type	Performance-based PSUs (2/3 weight) Time-based RSUs (1/3 weight)
Award Timing	LTI awards made annually
Term	Three years
Performance and Vesting Period	Time-based awards: ratable over three years, but shares must be held until the end of the three fiscal year period to which they relate
Performance-based awards: cliff vest to the extent earned, at the end of the three-year performance period
Performance Criteria	Adjusted EPS Growth (50% weight) Enterprise Value Growth, (Less Net Debt) per share (50% weight)
TSR Modifier

•

Vested performance shares increase by 30% for three-year TSR performance that is at or above the 75th percentile versus the Peer Group

•

Vested performance shares are unchanged for three-year TSR performance that is between the 25th and 75th percentile versus Peer Group

•

Vested performance shares decrease by 30% for three-year TSR performance that is at or below the 25th percentile versus the Peer Group

2024 Long-Term Equity Incentive Awards

In May 2024, the Compensation Committee approved LTI equity awards to our Named Executive Officers consisting of performance-based PSUs (66.7% of target LTI value) and time-based RSUs (33.3% of target LTI value). The performance period for the performance-based PSUs covers fiscal years 2024, 2025 and 2026, and vesting, if any, will be approved by the Compensation Committee in the first quarter of fiscal year 2027. The time-based RSUs will vest, subject to the NEO’s continued employment, in equal increments, in March 2025, March 2026 and March 2027. The shares underlying the time-based RSUs must be held until the end of the three fiscal year period to which they relate. All future performance-based equity grants made during our annual grant cycle are currently expected also to have a three-year performance and vesting period.

The Compensation Committee sets the grant date target value for LTI awards for our Named Executive Officers other than the CEO. Using market-based long-term equity grant values and incentive plan design information provided by the Compensation Committee’s independent compensation consultants as a guide, Mr. FitzGerald recommends to the Compensation Committee awards for our Named Executive Officers (other than himself) and members of senior management.

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The Board established Mr. FitzGerald’s target LTI award based upon the recommendations of the Compensation Committee. In forming its recommendation, the Compensation Committee reviewed competitive compensation data for the Peer Group provided by Aon and considered other relevant factors.

Target LTI awards for our Named Executive Officers are shown below.

Executive	Grant date target value of award* ($)	Target performance- based PSUs (#)	Target time-based RSUs (#)
Timothy J. FitzGerald	$6,350,002	30,898	15,449
Bryan E. Mittelman	$1,900,055	9,246	4,622
James K. Pool III	$2,600,039	12,652	6,325
Steven P. Spittle	$2,600,039	12,652	6,325
Matthew R. Fuchsen	$1,425,041	6,934	3,467
*	The Compensation Committee determined the number of PSUs and RSUs to grant based on the price of Middleby common stock on May 14, 2024, which was $137.01 per share.

Performance Targets for 2024 LTI Awards

The performance-based PSUs have two primary, equally weighted, metrics: Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share.

Metric	Definition	Rationale
Adjusted EPS Growth	Net Earnings plus the following: amortization, restructuring expenses, acquisition-related inventory step-up charges, facility consolidation expense, net periodic pension benefit other than service costs, one-time restructuring costs, and income tax effect of pre-tax adjustments, with the result divided by shares outstanding.	This is an easily understood metric that is reported in Middleby’s earnings releases, that closely aligns with stockholder growth expectations, and that is closely aligned with the valuation of the Company.
Enterprise Value Growth (Less Net Debt) Per Share	Adjusted EBITDA multiplied by a market multiple minus Net Debt, with the result divided by shares outstanding.	This metric closely aligns to stockholder value creation by comprehensively capturing growth and capital efficiency, and incorporating cash flow generation, fluctuation in debt balances, utilization of equity, and changes to total shares outstanding.

Performance targets are set based on management’s multi-year forecast of Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share performance. The maximum possible payout is 200% of target, based on our performance against goals for these measures. We disclose the targets for Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share retrospectively due to the competitive harm that could result from disclosing these targets prospectively. However, consistent with stockholder feedback, the performance targets for the performance period that spans fiscal years 2024, 2025 and 2026 reflect rigorous goals that anticipate much stronger growth than we experienced in prior fiscal years because of the negative impact of the pandemic and to continue to drive improvements in financial performance. The Compensation Committee retains discretion regarding the determination of achievement of the performance metrics.

Once awards are calculated based on Middleby’s performance for the three-year performance period (“Pre-TSR Vested Shares”), the Compensation Committee will calculate whether the TSR modifier applies. If Middleby’s TSR for the three-year performance period is at or above the 75th percentile versus the Peer Group, the final grants to our Named Executive Officers will equal the number of Pre-TSR Vested Shares multiplied by 130%. Conversely, if Middleby’s TSR for the three-year performance period is at or below the 25th percentile versus the Peer Group, the final grants to our Named Executive Officers will equal the number of Pre-TSR Vested Shares multiplied by 70% (meaning that there is a negative adjustment of 30%). Final awards will equal the number Pre-TSR Vested Shares if Middleby’s TSR for the three year performance period falls between the 25th and 75th percentiles versus the Peer Group.

Time-Based RSUs; Holding Period

The time-based LTI awards vest ratably over three years, so long as the recipient is still employed by the Company. However, the shares underlying the vested RSUs may not be sold or otherwise transferred until the associated performance-based PSUs vest (or fail to vest based on performance). The TSR modifier will not affect the number of time-based RSUs that vest.

Vesting of Equity Incentive Awards for 2022-2024 Performance Period

On May 15, 2022, the Company granted performance-based PSU and time-based RSU awards to the NEOs. The performance-based component of the award provided that a portion of the award, up to the maximum number of shares subject to the award, would be earned at the end of a three-year performance period based on the achievement of a multi-year forecast in Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share (as certified by the Compensation Committee in early 2025). The three-year

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performance period for these awards began on January 1, 2022 and ended on December 28, 2024. The time-based RSU component vested in 1/3 increments on each of March 1, 2023, March 1, 2024 and March 1, 2025, subject to continued employment on each such date.

Three-Year Performance Period for 2022-2024

The aggregate maximum number of performance-based PSUs that were eligible to vest over the three-year performance period ended December 28, 2024 (after including the +-30% TSR modifier) equaled 76,290 for Mr. FitzGerald, 19,848 for Mr. Mittelman, 24,810 for Mr. Pool, 24,810 for Mr. Spittle, and 14,733 for Mr. Fuchsen. The performance criteria for the Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share performance metrics is the growth achieved over the base year as compared to the average of the results for each year in the performance period. The following chart illustrates the percentage of awarded PSUs that were eligible to vest at various levels of Adjusted EPS Growth and Enterprise Value Growth (Less Net Debt) per share achievement over the three-year performance period ending December 28, 2024 prior to adjustment pursuant to the +-30% TSR modifier:

	3 Year Enterprise Value Growth (Less Net Debt) per share
3 Year Adjusted EPS Growth	15% (threshold)	25% (target)	45% (max)
12.5% (threshold)	50%	75%	150%
20% (target)	75%	100%	150%
35% (max)	150%	150%	200%

For the three-year performance period ended December 28, 2024 the Compensation Committee determined that the Adjusted EPS Growth and Enterprise Value Growth, (Less Net Debt) Per Share performance metrics were 24% and 29%, respectively, and that the TSR performance metric was below the 25th percentile, resulting in a negative adjustment of 30%. Accordingly, the Compensation Committee approved vesting of the Adjusted EPS Growth PSUs for the 2022-24 performance period at 89% of target (also reflecting the downward adjustment pursuant to the +-30% TSR modifier), and vesting of the Enterprise Value Growth, (Less Net Debt) Per Share PSUs for the 2022-24 performance period at 84% of target (also reflecting the downward adjustment pursuant to the +-30% TSR modifier). Shares vested for each NEO as set forth in the chart below.

Named Executive Officer	Vested Performance-Based PSUs
Timothy J. FitzGerald (CEO)	25,407
Bryan E. Mittelman (CFO)	6,610
James K. Pool III (Chief Technology and Operations Officer)	8,263
Steven P. Spittle (Chief Commercial Officer)	8,263
Matthew R. Fuchsen (Chief Development Officer)	4,907

For the 2022-24 performance period, the long-term equity incentives earned by the NEOs at approximately 87% of target demonstrates the alignment of the Company’s long term incentive program with the Company’s long-term performance and achievement of the Company’s strategic plan in the interests of the Company’s shareholders.

The number of shares of time-based RSUs that were awarded to the NEOs on May 15, 2022 totaled 14,671 shares to Mr. FitzGerald, 3,817 shares to Mr. Mittelman, 4,771 shares to Mr. Pool, 4,771 shares to Mr. Spittle, and 2,834 shares to Mr. Fuchsen. 1/3 of these awards vested on March 1, 2025.

Stock Ownership Guidelines

Company guidelines require our Named Executive Officers to own a prescribed amount of Middleby common stock, expressed as a multiple of their respective base salaries. The base salary multiples are set by the Compensation Committee at levels consistent with the individual’s level of responsibility within the Company. Unvested time-based RSUs count toward an executive’s required holdings, but unvested performance-based equity does not. Any covered executives who have not yet met their stock ownership requirements are required to retain 50% of all net shares (post tax) that vest until the minimum share ownership requirement is achieved. Stock options are not counted in the ownership calculation.

As of December 31, 2024, all of our Named Executive Officers exceeded the minimum stock ownership requirements, as shown below.

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Clawback Policy

The Company maintains a Clawback Policy, which requires reimbursement or forfeiture of all or a portion of any incentive compensation (which includes annual bonuses and other short-and long-term cash incentives, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units) received by a current or former executive officer during the preceding three completed fiscal years in the event that:

(a)	the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under securities law, and
(b)	the restated result indicates that an executive officer received additional incentive compensation based on the erroneous data.

The Company is entitled to recover the amount of excess incentive compensation paid to any executive officer over the incentive compensation that would have been paid to the executive officer had it been based on the restated results, as determined by the Board. The Clawback Policy is intended to comply with Exchange Act Rule 10D-1 and the NASDAQ listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement.

Additional Compensation Information

Derivatives Trading, Hedging and Pledging

Pursuant to our Insider Trading Compliance Program, all employees, officers, and directors are prohibited from engaging in any speculative transactions in Middleby stock, including engaging in short sales; transactions involving put options, call options, or other derivative securities; or any other forms of hedging transaction, such as collars or forward sale contracts, designed to decrease the risks associated with holding Middleby stock, except in certain circumstances that must be pre-cleared with the Company’s insider trading compliance officers.

Post-Employment Benefits

The Company provides certain limited post-employment benefits, as described under “Potential Payments Upon Termination or Change in Control.”

Limited Perquisites 401(k) Plan

Our Named Executive Officers and senior executives receive only limited perquisites. Middleby does not offer our NEOs automobile allowances, club memberships, or other professional fee reimbursements.

We maintain a 401(k) retirement savings plan for our employees in the United States, including our Named Executive Officers. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Our Named Executive Officers do not participate in any other Company retirement plans.

Employment Agreements

To attract and retain highly skilled executives and to provide for certainty regarding rights and obligations, the Company has historically provided employment agreements to our Chief Executive Officer and certain other executive officers. None of the NEOs other than Mr. FitzGerald have an employment agreement with the Company. For more information, see “Employment Agreements with Named Executive Officers.”

Risk Assessment Regarding Company Compensation Program

The Compensation Committee is committed to ensuring that none of Middleby’s compensation policies and practices—particularly the performance-based compensation—pose excessive risks. The Compensation Committee, together with the Chairperson of the Audit Committee and executive management, has considered the risks arising from the Company’s compensation policies and practices and concluded that those policies and practices are not reasonably likely to have a material adverse effect on the Company. In particular, the Compensation Committee determined that Middleby’s executive compensation program includes several “risk mitigating” elements, such as a Clawback Policy, stock ownership requirements for our NEOs and other senior executives, substantial time-based components in the total compensation mix, the use of multiple performance metrics in our incentive plans, and limitations on the payouts that can be earned through the incentive plans.

Equity Grant Practices

Although we do not have a formal policy regarding the timing of equity award grants, we generally grant annual equity awards to our Named Executive Officers on a pre-established date and we do not grant any form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity award grant dates for the purpose of affecting the value of any equity award. The Compensation Committee also does not take material, non-public information into account when determining the timing and terms of equity award grants, provided that, if material, non-public information becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee takes the existence of such information into consideration and uses its business judgment to determine whether to delay the grant of equity to avoid any impropriety. During fiscal 2024, we did not grant any options to our employees.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” during any fiscal year. While the Compensation Committee considers the deductibility of awards as one factor in determining Named Executive Officer compensation, the Compensation Committee also looks at other factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our Named Executive Officers and other employees. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards.

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Report of the Compensation Committee of the Board of Directors

The Compensation Committee, consisting entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board that the CD&A be included in these proxy materials and in Middleby’s Annual Report on Form 10-K for the year ended December 28, 2024.

The Compensation Committee:
Stephen R. Scherger, Chairman,
Edward P. Garden and Gordon J. O’Brien

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Executive Compensation Tables

Summary Compensation Table for Fiscal Year 2024

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following individuals, who are collectively referred to as the Company’s “Named Executive Officers” for fiscal year 2024: the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers. The table covers compensation for fiscal years 2022, 2023 and 2024 to the extent the individuals listed were Named Executive Officers in those years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Timothy J. FitzGerald Chief Executive Officer	2024	975,000		6,343,205		186,781	20,495	(2)	7,525,481
	2023	975,000		6,140,784		1,300,650	18,445		8,434,879
	2022	975,000	—	6,465,950	—	1,944,150	16,945		9,402,045
Bryan E. Mittelman Chief Financial Officer	2024	550,000		1,898,021		105,364	14,088	(3)	2,567,473
	2023	525,000		1,747,367		700,350	13,580		2,986,297
	2022	500,000	—	1,682,266	—	997,000	12,041		3,191,307
James K. Pool III Chief Technology and Operations Officer	2024	600,000		2,597,255		114,942	9,195	(4)	3,321,392
	2023	575,000		2,396,342		767,050	8,945		3,747,337
	2022	550,000	—	2,102,723	—	1,096,700	8,666		3,758,089
Steven P. Spittle Chief Commercial Officer	2024	600,000		2,597,255		114,942	13,775	(5)	3,325,972
	2023	575,000		2,396,342		767,050	13,525		3,751,917
	2022	550,000	—	2,102,723	—	1,096,700	12,525		3,761,948
Matthew R. Fuchsen Chief Development Officer	2024	420,000		1,423,516		80,460	12,118	(6)	1,936,094
	2023	400,000	—	1,360,305	—	533,600	16,627		2,310,532
(1)	The amounts reported in the “Stock Awards” column of the table reflect the fair value on the grant date of equity awards granted to our NEOs determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding the effect of estimated forfeitures. For time-based RSUs, fair value is computed by multiplying the total number of shares subject to the award (or target number of shares, if applicable) by the closing price per share of our common stock as reported on the date of grant. For the PSUs, fair value has been calculated based on the probable outcome of the applicable performance conditions and a Monte Carlo simulation valuation model. The closing trading value of our common stock was $137.01 per share on May 14, 2024. The fair value on the grant date of the PSUs granted to our NEOs during 2024 based upon the maximum possible level of achievement under such awards would be $10,988,997 for Mr. FitzGerald, $3,288,377 for Mr. Mittelman, $4,499,734 for Mr. Pool, $4,499,734 for Mr. Spittle, and $2,466,105 for Mr. Fuchsen. Refer to the footnotes to the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair values of the fiscal year 2024 grants of RSUs and PSUs.
(2)	All other compensation amounts in 2024 for Mr. FitzGerald include a $1,375 Company contribution to a health savings account, $3,870 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $15,250.
(3)	All other compensation amounts in 2024 for Mr. Mittelman include a $1,375 Company contribution to a health savings account, $2,070 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $10,642.
(4)	All other compensation amounts in 2024 for Mr. Pool may include a $1,375 Company contribution to a health savings account, $2,070 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $5,750.
(5)	All other compensation amounts in 2024 for Mr. Spittle include a $1,375 Company contribution to a health savings account, $900 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $11,500.
(6)	All other compensation amounts in 2024 for Mr. Fuchsen include a $1,375 Company contribution to a health savings account, $2,070 in Company-paid life insurance premiums, and a 401(k) Company matching contribution of $8,673.

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Employment Agreements with Named Executive Officers

Timothy J. FitzGerald

On March 10, 2022, the Company and MM entered into an employment agreement with Mr. FitzGerald. This employment agreement supersedes his previous employment agreement and memorializes Mr. FitzGerald’s current base salary of $975,000 (which remains unchanged since his promotion to CEO in 2019) and his eligibility to participate in the Company’s management incentive programs. The initial term of such employment agreement ends on December 31, 2024 and was extended automatically upon the same terms and conditions for an additional one year period.

The terms of the employment agreement relating to the termination of Mr. FitzGerald’s employment are discussed below under the heading “Potential Payments Upon Termination or Change in Control.”

Any summaries of Mr. FitzGerald’s employment agreement are qualified in their entirety by reference to the employment agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.

Grants of Plan-Based Awards in Fiscal Year 2024

The following table sets forth information concerning cash incentive opportunities and grants of RSUs and PSUs made to our NEOs during fiscal year 2024. The grant dates set forth below indicate the date on which the Board granted the award.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Timothy J. FitzGerald
		(1)	170,625	975,000	1,950,000
	5/14/24	(3)(4)				10,814	30,898	80,335		4,226,537
	5/14/24	(5)							15,449	2,116,667
Bryan E. Mittelman
		(1)	96,250	550,000	1,100,000
	5/14/24	(3)(4)				3,236	9,246	24,038		1,264,760
	5/14/24	(5)							4,622	633,260
James K. Pool III
		(1)	105,000	600,000	1,200,000
	5/14/24	(3)(4)				4,428	12,652	32,894		1,730,667
	5/14/24	(5)							6,325	866,588
Steven P. Spittle
		(1)	105,000	600,000	1,200,000
	5/14/24	(3)(4)				4,428	12,652	32,894		1,730,667
	5/14/24	(5)							6,325	866,588
Matthew R. Fuchsen
		(1)	73,500	420,000	840,000
	5/14/24	(3)(4)				2,427	6,934	18,028		948,502
	5/14/24	(5)							3,467	475,014
(1)	Annual incentive plan award granted pursuant to the VCIP utilizing EBITDA$and EBITDA% performance metrics.
(2)	Represents the fair value on the grant date of equity awards granted to our Named Executive Officers, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing price per share of our common stock as reported on the date of grant. The closing trading value of our common stock was $137.01 per share on May 14, 2024. The dollar amounts for the PSUs are calculated in accordance with FASB ASC Topic 718 and assume payment of PSUs at target using a Monte Carlo simulation valuation model to reflect the impact of the TSR modifier, incorporating the following significant assumptions with respect to the May 14, 2024 grant (a) a risk-free interest rate of 4.69%, based on the U.S. constant maturity treasury rates commensurate with the expected term; (b) expected dividend yield of 0.0%; (c) expected volatility of 31.0%, based on the historical trading prices of Middleby with look-back periods commensurate with the expected term; and (d) expected term of 2.63 years.

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(3)	Represents the PSUs granted on May 14, 2024. Amounts shown in the “threshold” column represent the total number of PSUs that could be earned upon achievement of the performance criteria at the threshold level, including application of a negative 30% TSR modifier and assume continued employment through the applicable vesting dates. Amounts shown in the “target” column represent the number of PSUs that could be earned upon achievement of the performance criteria at the target level and assume continued employment through the applicable vesting dates. Amounts shown in the “maximum” column represent the maximum number of PSUs that could be earned upon achievement of the performance criteria at the maximum level, including application of a positive 30% TSR modifier and continued employment through the applicable vesting dates. Threshold, target and maximum reported numbers in the table above assume potential TSR performance below the 25th percentile for the threshold performance tier, between the 25th percentile and the 75th percentile for the target performance tier, and above the 75th percentile for the maximum performance tier.
(4)	On May 14, 2024, each NEO was granted PSUs that vest based upon Adjusted EPS growth and EV growth per share performance metrics with respect to the performance period commencing on December 31, 2023, and ending on January 2, 2027. Vesting of the PSUs is subject to approval by Compensation Committee following certification of 2026 financial results. The PSUs also feature a TSR mechanism that compares the TSR of the Company to the peer group of the Company as reported in the most recent annual proxy statement. The TSR modifier decreases the number of PSUs that can be earned by 30% for Company TSR performance in the bottom quartile measured against the Company peer group and increases the number of PSUs that can be earned by 30% for Company TSR performance in the top quartile measured against the Company peer group.
(5)	On May 14, 2024, each NEO was granted time-based RSUs that vest one-third on each of March 1, 2025, March 1, 2026, and March 1, 2027, subject to continued employment on each such vesting date.

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Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth certain information concerning outstanding stock awards held by each of our Named Executive Officers under the LTIP at the end of fiscal year 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Timothy J. FitzGerald	—	—	—	—	—	30,273	(3)	4,134,686			—
						9,280	(4)	1,267,462	27,838	(4)	3,802,114
						15,499	(5)	2,116,853	30,898	(5)	4,220,049
Bryan E. Mittelman	—	—	—	—	—	7,439	(6)	1,016,019			—
						2,640	(7)	360,571	7,922	(7)	1,081,987
						4,622	(8)	631,273	9,246	(8)	1,262,819
James K. Pool III	—	—	—	—	—	9,227	(9)	1,260,224			—
						3,621	(10)	494,556	10,864	(10)	1,483,805
						6,325	(11)	863,869	12,652	(11)	1,728,010
Steven P. Spittle	—	—	—	—	—	9,227	(12)	1,260,224			—
						3,621	(13)	494,556	10,864	(13)	1,483,805
						6,325	(14)	863,869	12,652	(14)	1,728,010
Matthew R. Fuchsen	—	—	—	—	—	5,598	(15)	764,575			—
						2,056	(16)	280,808	6,166	(16)	842,152
						3,467	(17)	473,523	6,934	(17)	947,046
(1)	This column reflects time-based RSUs awarded to our NEOs. This column also reflects PSUs that were outstanding at fiscal year end for which the performance period completed on December 28, 2024 based on their actual performance. Market value is computed by multiplying the total number of shares subject to the award by the closing price of our common stock of $136.58 per share on December 27, 2024, our last trading day of fiscal year 2024.
(2)	This column reflects performance-based PSUs awarded to our NEOs. Market value is computed by multiplying the total target number of shares subject to the award by the closing price of our common stock of $136.58 per share on December 27, 2024. The PSUs included in in this column are included assuming target performance levels.
(3)	On May 15, 2022, Mr. FitzGerald was awarded (i) 29,342 target number of PSUs that included potential for maximum vesting of 76,290 PSUs, and (ii) 14,671 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 4,890 RSUs vested on each of March 1, 2023 and March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(4)	On August 9, 2023, Mr. FitzGerald was awarded (i) 27,838 target number of PSUs that included potential for maximum vesting of 72,378 PSUs, and (ii) 13,919 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. 4,639 RSUs vested on March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(5)	On May 14, 2024, Mr. FitzGerald was awarded (i) 30,898 target number of PSUs that included potential for maximum vesting of 80,336 PSUs, and (ii) 15,449 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2025, March 1, 2026 and March 1, 2027. No RSUs vested as of the end of fiscal year 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the December 31, 2023 to January 2, 2027 performance period.
(6)	On May 15, 2022, Mr. Mittelman was awarded (i) 7,634 target number of PSUs that included potential for maximum vesting of 19,848 PSUs, and (ii) 3,817 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 1,272 RSUs vested on each of March 1, 2023 and March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(7)	On August 9, 2023, Mr. Mittelman was awarded (i) 7,922 target number of PSUs that included potential for maximum vesting of 20,598 PSUs, and (ii) 3,960 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. 1,320 RSUs vested on March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.

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(8)	On May 14, 2024, Mr. Mittelman was awarded (i) 9,246 target number of PSUs that included potential for maximum vesting of 24,040 PSUs, and (ii) 4,622 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2025, March 1, 2026 and March 1, 2027. No RSUs vested as of the end of fiscal year 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the December 31, 2023 to January 2, 2027 performance period.
(9)	On May 15, 2022, Mr. Pool was awarded (i) 9,542 target number of PSUs that included potential for maximum vesting of 24,810 PSUs, and (ii) 4,771 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 1,590 RSUs vested on each of March 1, 2023 and March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(10)	On August 9, 2023, Mr. Pool was awarded (i) 10,864 target number of PSUs that included potential for maximum vesting of 28,246 PSUs, and (ii) 5,431 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. 1,810 RSUs vested on March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(11)	On May 14, 2024, Mr. Pool was awarded (i) 12,652 target number of PSUs that included potential for maximum vesting of 32,896 PSUs, and (ii) 6,325 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2025, March 1, 2026 and March 1, 2027. No RSUs vested as of the end of fiscal year 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the December 31, 2023 to January 2, 2027 performance period.
(12)	On May 15, 2022, Mr. Spittle was awarded (i) 9,542 target number of PSUs that included potential for maximum vesting of 24,810 PSUs, and (ii) 4,771 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 1,590 RSUs vested on each of March 1, 2023 and March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(13)	On August 9, 2023, Mr. Spittle was awarded (i) 10,864 target number of PSUs that included potential for maximum vesting of 28,246 PSUs, and (ii) 5,431 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. 1,810 RSUs vested on March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(14)	On May 14, 2024, Mr. Spittle was awarded (i) 12,652 target number of PSUs that included potential for maximum vesting of 32,896 PSUs, and (ii) 6,325 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2025, March 1, 2026 and March 1, 2027. No RSUs vested as of the end of fiscal year 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the December 31, 2023 to January 2, 2027 performance period.
(15)	On May 15, 2022, Mr. Fuchsen was awarded (i) 5,666 target number of PSUs that included potential for maximum vesting of 16,746 PSUs, and (ii) 2,834 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2023, March 1, 2024, and March 1, 2025. 944 RSUs vested on each of March 1, 2023 and March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 2, 2022 to December 28, 2024 performance period.
(16)	On August 9, 2023, Mr. Fuchsen was awarded (i) 6,166 target number of PSUs that included potential for maximum vesting of 16,032 PSUs, and (ii) 3,084 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2024, March 1, 2025 and March 1, 2026. 1,028 RSUs vested on March 1, 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the January 1, 2023 to December 27, 2025 performance period.
(17)	On May 14, 2024, Mr. Fuchsen was awarded (i) 6,934 target number of PSUs that included potential for maximum vesting of 18,030 PSUs, and (ii) 3,467 RSUs. The RSUs are scheduled to vest in 1/3 increments on each of March 1, 2025, March 1, 2026 and March 1, 2027. No RSUs vested as of the end of fiscal year 2024. The PSU component of the award provides that shares may be earned based on the achievement of Adjusted EPS growth and EV growth per share performance targets with respect to the December 31, 2023 to January 2, 2027 performance period.

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Stock Vested for Fiscal Year 2024

The following table sets forth the aggregate amounts received or realized in connection with the vesting of stock awards under the LTIP during the 2024 fiscal year by each of the Named Executive Officers. There were no stock option exercises by the Named Executive Officers during the 2024 fiscal year.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy J. FitzGerald(1)	58,685	9,078,886
Bryan E. Mittelman(2)	13,125	2,031,259
James K. Pool III(3)	20,511	3,174,839
Steven P. Spittle(4)	20,511	3,174,839
Matthew R. Fuchsen(5)	10,749	1,663,601
(1)	3,888 RSUs that were awarded on September 7, 2021 vested on March 1, 2024. 45,268 PSUs that were awarded on September 7, 2021 vested on February 26, 2024. 4,890 RSUs that were awarded on May 15, 2022 vested on March 1, 2024. 4,639 RSUs that were awarded on August 9, 2023 vested on March 1, 2024.
(2)	833 RSUs that were awarded on September 7, 2021 vested on March 1, 2024. 9,700 PSUs that were awarded on September 7, 2021 vested on February 26, 2024. 1,272 RSUs that were awarded on May 15, 2022 vested on March 1, 2024. 1,320 RSUs that were awarded on August 9, 2023 vested on March 1, 2024.
(3)	972 RSUs that were awarded on September 7, 2021 vested on March 1, 2024. 16,139 PSUs that were awarded on September 7, 2021 vested on February 26, 2024. 1,590 RSUs that were awarded on May 15, 2022 vested on March 1, 2024. 1,810 RSUs that were awarded on August 9, 2023 vested on March 1, 2024.
(4)	972 RSUs that were awarded on September 7, 2021 vested on March 1, 2024. 16,139 PSUs that were awarded on September 7, 2021 vested on February 24, 2024. 1,590 RSUs that were awarded on May 15, 2022 vested on March 1, 2024. 1,810 RSUs that were awarded on August 9, 2023 vested on March 1, 2024.
(5)	694 RSUs that were awarded on September 7, 2021 vested on March 1, 2024. 8,083 PSUs that were awarded on September 7, 2021 vested on February 24, 2024. 944 RSUs that were awarded on May 15, 2022 vested on March 1, 2024. 1,028 RSUs that were awarded on August 9, 2023 vested on March 1, 2024.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Timothy J. FitzGerald

During the term of Mr. FitzGerald’s employment agreement, as described above under the heading “Employment Agreements with Named Executive Officers,” Mr. FitzGerald’s employment can be terminated by the Company or MM or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

If Mr. FitzGerald’s employment is terminated by the Company for reasons other than “cause” (as defined in the employment agreement), or by Mr. FitzGerald due to a material diminution of his duties, or due to his death or disability, Mr. FitzGerald would be entitled to a pro-rata share of any incentive compensation under the VCIP that would otherwise have been payable to him based on actual performance had he remained employed by the Company until the last day of the fiscal year. In addition, if the Company terminates Mr. FitzGerald’s employment without cause, or if Mr. FitzGerald terminates his employment due to a material diminution of his duties, Mr. FitzGerald would be entitled to (i) a lump sum payment equal to three times the sum of (x) his annual base salary as in effect immediately prior to the date of termination and (y) an amount equal to the greater of (I) the amount of his annual incentive bonus with respect to the full calendar year immediately prior to the year of termination and (II) the average of his annual incentive bonuses for each of the three calendar years immediately prior to the year of termination, and (ii) continued coverage under any medical, dental, vision, disability and life insurance program or policy maintained by the Company for twenty-four months at the active employee cost.

If any amount payable to Mr. FitzGerald is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company and would result in imposition of an excise tax, the employment agreement provides that Mr. FitzGerald’s payments will be reduced to an amount that would not result in the imposition of an excise tax, to the extent such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

Under Equity Incentive Plans

In the event of a termination of employment by the Company other than for cause (with respect to Messrs. FitzGerald, Mittelman, Pool, Spittle and Fuchsen), or resignation due to a diminution of duties (with respect to Mr. FitzGerald), a portion of the time-based component of any outstanding share awards would immediately vest on a pro-rata basis. Further, the performance-based component of any outstanding restricted stock or PSU award will vest in that number of shares or PSUs that would have vested based on actual performance, pro-rated for the number of days of the relevant performance period through the date of termination. Any remaining shares that do not vest are forfeited.

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In the event of a “change in control” (as defined in the PSU and RSU agreements), all of the RSUs, to the extent not already vested, would immediately vest as of the date of such change of control. The PSU award would immediately vest in the greater of (i) the target number of PSUs or (ii) the number of PSUs that would have vested based on actual performance measured immediately prior to the date of the change of control as determined by the Compensation Committee. Any remaining PSUs that do not vest are forfeited.

Quantification

The tables below illustrate the potential payments to each Named Executive Officer under each of the circumstances discussed above. The tables assume that the terminations or change in control, as applicable, took place on December 28, 2024, the last day of our 2024 fiscal year, and are based on the applicable executive’s current employment terms and the closing value of our common stock on December 27, 2024, the last trading day of our 2024 fiscal year, which was $136.58 per share.

Name	Type of Payment	Involuntary Termination Without Cause		Voluntary Termination due to Material Diminution of Duties		Change in Control
Timothy J. FitzGerald	Cash Severance	$8,127,600		$8,127,600		$8,127,600	(1)
	Benefits	$60,000	(2)	$60,000	(2)	$60,000	(2)
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$9,954,041	(3)	$9,954,041	(3)	$16,075,193	(3)
	Total	$18,141,641		$18,141,641		$24,262,793
Bryan E. Mittelman	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$2,749,492	(4)	$—		$4,553,167	(4)
	Total	$2,749,492		$—		$4,553,167
James K. Pool III	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$3,620,986	(5)	$—		$6,090,785	(5)
	Total	$3,620,986		$—		$6,090,785
Steven P. Spittle	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$3,620,986	(6)	$—		$6,090,785	(6)
	Total	$3,620,986		$—		$6,090,785
Matthew R. Fuchsen	Cash Severance	$—		$—		$—
	Accelerated Vesting of Restricted Stock, RSUs or PSUs	$2,239,584	(7)	$—		$3,446,596	(7)
	Total	$2,239,584		$—		$3,446,596
(1)	This potential payment upon change in control assumes that upon such change in control Mr. FitzGerald’s employment also was terminated by the Company without cause or there was a voluntary termination due to material diminution of duties. In the event of a change in control not including a qualifying termination, Mr. FitzGerald would be entitled to $186,781, which is a payment equal to the short-term incentive for the year of the assumed change in control.
(2)	In the event of involuntary termination without cause or voluntary termination due to material diminution of duties, Mr. FitzGerald is entitled to receive continued coverage under any medical, dental, vision, disability and life insurance program or policy maintained by the Company on terms and conditions no less favorable than those applicable to senior executive officers of the Company from time to time (including with respect to payment for the costs thereof) for twenty-four (24) months. This row estimates the value of this benefit.
(3)	Includes 29,342 PSUs and 9,781 RSUs that were granted on May 15, 2022. Includes 27,838 PSUs and 13,919 RSUs that were granted on August 9, 2023. Includes 30,898 PSUs and 15,449 RSUs that were granted on May 14, 2024. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company or by Mr. FitzGerald due to a material diminution in duties, the RSUs would immediately vest in that number of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.

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(4)	Includes 7,634 PSUs and 2,545 RSUs that were granted on May 15, 2022. Includes 7,922 PSUs and 3,960 RSUs that were granted on August 9, 2023. Includes 9,246 PSUs and 4,622 RSUs that were granted on May 14, 2024. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.
(5)	Includes 9,542 PSUs and 3,181 RSUs that were granted on May 15, 2022. Includes 10,864 PSUs and 5,431 RSUs that were granted on August 9, 2023. Includes 12,652 PSUs and 6,325 RSUs that were granted on May 14, 2024. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.
(6)	Includes 9,542 PSUs and 3,181 RSUs that were granted on May 15, 2022. Includes 10,864 PSUs and 5,431 RSUs that were granted on August 9, 2023. Includes 12,652 PSUs and 6,325 RSUs that were granted on May 14, 2024. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such restricted performance stock or PSUs would immediately vest in that number of shares or PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.
(7)	Includes 5,666 PSUs and 1,890 RSUs that were granted on May 15, 2022. Includes 6,166 PSUs and 3,084 RSUs that were granted on August 9, 2023. Includes 6,934 PSUs and 3,467 RSUs that were granted on May 14, 2024. In the event of a change of control, such RSUs, to the extent not then vested, would immediately vest in full, and such PSUs would immediately vest in the greater of (i) the number of PSUs that would vest at the target level of performance and (ii) the number of PSUs that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee, and such PSUs are estimated in this table to immediately vest at the target number of PSUs. In the event of a termination without cause by the Company, the RSUs would immediately vest in that number of shares of RSUs that were granted, pro-rated for the period of time employed by the Company during the relevant performance period, and (ii) such PSUs would immediately vest in that number of PSUs that would vest based on actual performance measured as of the end of the performance period, pro-rated for the number of days worked through the date of termination. For purposes of this table, these PSUs were valued at target performance.

CEO Compensation Pay Ratio for Fiscal Year 2024

We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2024, Mr. FitzGerald’s total compensation of $7,525,481 was approximately 150 times the total compensation of a median employee, $50,324. We identified the median employee using base salary and bonus payments (i.e., cash-based compensation) for all individuals, excluding Mr. FitzGerald, who were employed by Middleby on December 28, 2024 (whether employed on a full time, part-time, seasonal, or temporary basis). We used a December 28 measurement date to select our median employee for fiscal year 2024 rather than the December 30 measurement date we used last year, because December 28 was the last day of fiscal year 2024 and December 30 was the last day of fiscal year 2023. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use to determine Mr. FitzGerald’s compensation for the Summary Compensation Table.

Middleby is a global company with a total employee population of approximately 10,616 employees as of December 28, 2024. This total is made up of approximately 5,828 U.S-based employees and approximately 4,788 employees located in 24 jurisdictions outside of the U.S. Our employee population studied to determine the median employee consisted of approximately 10,616 individuals.

Pay Versus Performance

Set forth below are certain disclosures related to executive compensation and company performance using selected financial performance measures required by Item 402(v) of Regulation S-K. The table below discloses: (i) the total compensation paid (as reported in the Summary Compensation Table (“SCT”)) and the compensation actually paid (“CAP”) to the individuals who served as the Company’s CEO; (ii) the average of the total compensation paid (as reported in the SCT) and the average CAP to the individuals who served as non-CEO NEOs; (iii) the cumulative total shareholder return of the Company and peer group cumulative total shareholder return; (iv) net income; (v) Adjusted EBITDA, and (vi) Adjusted EPS. CAP is calculated in the manner required by Item 402(v) of Regulation S-K.

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Please refer to the Compensation Discussion and Analysis for a discussion of the Company’s executive compensation policies and programs and an explanation of the Company’s executive compensation review process.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)(2)(7)		Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(7)		Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (in Thousands)	Adjusted EBITDA (in thousands)(6)	Adjusted EPS (per share)(6)
2024	$7,525,481	$10,011,061		$2,787,733	$3,714,051		$123.68	$178.16	$428,433	$866,295	$9.49
2023	$8,434,879	$12,211,462		$3,199,021	$4,196,866		$134.38	$161.25	$400,882	$900,394	$9.70
2022	$9,402,045	$7,174,921		$3,353,429	$2,801,501		$122.26	$126.65	$436,569	$853,408	$9.10
2021	$9,406,995	$15,006,040		$3,580,324	$4,894,970		$179.66	$146.22	$488,492	$712,574	$7.94
2020	$5,345,193	$5,864,185	(4)(5)	$1,219,490	$1,387,825	(4)(5)	$117.71	$116.37	$207,294	$483,893	$4.96
(1)	The “Compensation Actually Paid” amounts in these columns are calculated in the manner required by Item 402(v) of Regulation S-K. However, they do not represent the actual amount of compensation the Company considers to be earned by or paid to the NEOs during the applicable year. In particular, with respect to long-term equity incentive awards, “compensation actually paid” does not represent amounts actually paid to the NEO or necessarily the value that will ultimately be realized under long-term equity incentive awards. Rather, it primarily reflects the change in fair market value of equity awards during the applicable year, including for unvested awards subject to the achievement of performance targets in future years. Given the methodology under which CAP is required to be calculated, these amounts are subject to significant fluctuation based on stock price volatility and varying levels of projected and actual achievement with respect to PSU awards.
(2)	The table below sets forth the amounts deducted from and added to SCT total compensation to calculate CAP to the CEO and average CAP to the non-CEO NEOs:

	2024
Adjustments	CEO	Average of Non-CEO NEOs
Total Compensation from SCT	$7,525,481	$2,787,733
Less, Change in Pension Value reported in SCT	$—	$—
Plus, service cost	$—	$—
Plus, prior service cost for plan amendment or new plan	$—	$—
Less, value of Stock Awards and Option Awards reported in SCT	$(6,343,205)	$(2,129,012)
Plus, year-end fair value of Stock Awards and Option Awards granted during year that are outstanding and unvested at year-end	$6,259,471	$2,100,907
Plus, change in year-end fair value of Stock Awards and Option Awards granted in any prior year that are outstanding and unvested at year-end	$(1,100,928)	$(342,819)
Plus, change in year-end fair value as of vesting date of any Stock Awards and Option Awards granted in any prior year that vested during covered year	$3,670,241	$1,297,241
Less, fair value at end of prior year of Stock Awards and Option Awards that failed to meet applicable vesting conditions during year	$—	$—
Plus, dividends or other earnings paid on Stock Awards and Option Awards during year prior to vesting if not otherwise included in total compensation for year	$—	$—
Compensation Actually Paid	$10,011,061	$3,714,051

(3)	The peer group used in this Pay Versus Performance table is the Peer Group the Compensation Committee confirmed was appropriate as a reference for 2024 pay determinations, as further described in the Compensation Discussion & Analysis. The peer group used in this Pay Versus Performance table changed as compared with the peer group used last year in the Pay Versus Performance table. A detailed list of the peer group used in this Pay Versus Performance table is set forth in “Compensation Discussion and Analysis – Parties Involved in Compensation Decisions” on page 32. The peer group consists of AMETEK, Inc., Carlisle Companies Incorporated, Crane Co., Dover Corporation, Flowserve Corporation, Graco Inc. Helen of Troy Limited, Hubbell Incorporated, IDEX Corporation, Ingersoll Rand Inc., ITT Inc., John Bean Technologies Corporation, Lincoln Electric Holdings, Inc., Nordson Corporation, Pentair plc, Regal Rexnord Corporation, Rockwell Automation, Inc., Snap-on Incorporated, The Timken Company, Woodward, Inc. and Xylem Inc. The peer group used in this Pay Versus Performance table added Dover Corporation and Regal Rexnord Corporation, as compared to the peer group used in the peer group used last year in the Pay Versus Performance table. The peer group TSR would have been $117.71, $179.66, $122.26, $134.38, and $123.68 for each of 2020, 2021, 2022, 2023, and 2024, respectively, had the 2023 CD&A peer group remained the same for 2024.
(4)	Amounts earned by our NEOs as annual cash-based incentive compensation for fiscal year 2019 were paid in shares of Middleby common stock to conserve cash as part of the Company’s strategic plan to respond to the initial stages of the COVID-19 pandemic. These shares were awarded on March 25, 2020, after the completion of the Company’s fiscal year-end audit and after the Compensation Committee certified that the 2019 VCIP goals had been attained. The number of shares awarded to each NEO was determined by dividing the aggregate value of such NEO’s bonus payable for fiscal year 2019 performance by the closing price of our stock on March 25, 2020, and vested immediately upon issuance. This compensation was included as Non-Equity Incentive Plan Compensation for fiscal year 2019 in the Summary Compensation Table, and accordingly was not included in the calculation of CAP for fiscal year 2020.

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(5)	On April 10, 2020, the CEO and each of the NEOs elected to forego portions of base salary in respect of fiscal year 2020 as part of the Company’s strategic plan to respond to the initial stages of the COVID-19 pandemic. In lieu of such foregone base salary, the Compensation Committee determined to award the CEO and each of the NEOs a grant of restricted stock, which grant had an aggregate grant date fair value equal to the amount of such foregone salary. The restricted stock vested in full on December 28, 2020. This compensation was included as Base Salary for fiscal year 2020 in the Summary Compensation Table, and accordingly was not included in the stock award adjustment portion of the calculation of CAP for fiscal year 2020.
(6)	Pursuant to Item 402(v) of Regulation S-K, we determined Adjusted EPS to be the most important financial performance measure used to link company performance to CAP to our CEO and other NEOs in 2022, 2023 and 2024. This performance measure may not have been the most important financial performance measure for 2021 or 2020 and we may determine a different financial performance measure to be the most important such measure in future years. Adjusted EBITDA is included as a supplemental measure. See Annex A for a discussion of these non-GAAP measures.

(7)	Mr. Timothy J. FitzGerald is the only CEO reflected in the Pay Versus Performance Table. For fiscal years 2024 and 2023, Messrs. Mittelman, Pool, Spittle and Fuchsen are the other NEOs reflected in the Pay Versus Performance Table. For fiscal years 2022 and 2021, Messrs. Mittelman, Martin M. Lindsay, Pool, and Spittle are the other NEOs reflected in the Pay Versus Performance Table. For fiscal year 2020, Messrs. David Brewer, Mittelman and Lindsay are the other NEOs reflected in the Pay Versus Performance Table.

Relationship Between Compensation Actually Paid and Performance Measures

The charts below provide a graphic description of the relationships between (x) CAP to our CEO and CAP to our Non-CEO NEOs and (y) (i) our total shareholder return and our peer group’s total shareholder return; (ii) our net income; (iii) our Adjusted EBITDA and (iv) our Adjusted EPS.

Total Shareholder Return

Net Income

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Compensation Actually Paid Versus Adjusted EBITDA

Compensation Actually Paid Versus Adjusted EPS

Most Important Financial Measures

The table below contains an unranked list of the most important financial performance measures used to link compensation actually paid to the NEOs to Company performance. Measures that were used to link executive compensation to Company performance are further described in the Compensation Discussion & Analysis.

Most Important Financial Measures
EBITDA$
EBITDA%
Adjusted EPS Growth
Enterprise Value Growth (Less Net Debt) Per Share

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of shares of Middleby common stock as of March 17, 2025, by each person known by the Company to be the beneficial owner of more than five percent of our common stock, each director and each nominee for director, each Named Executive Officer for fiscal year 2024, and all current directors and executive officers as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Timothy J. FitzGerald	418,938	(1)	*
Bryan E. Mittelman	35,942		*
James K. Pool III	44,263		*
Steven P. Spittle	42,448		*
Matthew R. Fuchsen	34,329		*
Julie Bowerman	—
Sarah Palisi Chapin	6,611		*
Edward Garden(2)	2,635,866		4.91%
Cathy L. McCarthy	8,611		*
John R. Miller III	10,931		*
Robert A. Nerbonne	23,113		*
Gordon J. O'Brien	41,146		*
Stephen R. Scherger	1,140		*
Tejas P. Shah	1,140		*
Nassem A. Ziyad	13,031		*
All directors, nominees and executive officers of the Company (15 individuals)	3,317,509		6.18%
The Vanguard Group(3)	5,097,428		9.50%
100 Vanguard Boulevard, Malvern, PA 19355
Select Equity Group(4)	6,561,001		12.23%
380 Lafayette Street, 6th Floor, New York, NY 10003
Blackrock(5)	4,457,976		8.31%
50 Hudson Yards, New York, NY 10001
Wellington Management Group LLP(6)	4,131,574		7.70%
c/o Wellington Management Company LLP, 280 Congress Street Boston, MA 02210
Victory Capital Management Inc.(7)	2,762,555		5.15%
4900 Tiedeman Rd., 4th Floor, Brooklyn, OH 44144

*	Indicates beneficial ownership of less than 1%.
(1)	Includes 20,000 shares held by Mr. FitzGerald’s spouse as trustee, 56,250 shares held by Mr. FitzGerald as trustee, and 25,200 shares held by Mr. FitzGerald’s spouse and children.
(2)	Reflects 2,635,866 shares held directly by GI SPV I. Mr. Garden is the sole member of Garden Investment Management GP, LLC, which serves as the general partner of Garden Investment Management, L.P., which serves as the management company for GI SPV I. Accordingly, Mr. Garden may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the securities beneficially owned by GI SPV I.
(3)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, The Vanguard Group beneficially owns 5,097,428 shares and has (a) shared voting power with respect to 19,133 shares, (b) sole dispositive power with respect to 5,021,198 shares, and (d) shared dispositive power with respect to 76,230 shares.

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(4)	Based on a Schedule 13G/A filed with the SEC on November 14, 2024, by Select Equity Group, L.P. beneficially owns 6,561,001 shares and has (a) shared voting power with respect to 6,561,001 shares and (b) shared dispositive power with respect to 6,561,001 shares.
(5)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, by Blackrock, Inc., Blackrock, Inc. beneficially owns 4,457,976 shares and has (a) sole voting power with respect to 4,348,606 shares and (b) sole dispositive power with respect to 4,457,976 shares.
(6)	Based on a Schedule 13G/A filed with the SEC on February 9, 2024, by Wellington Management Group LLP, Wellington Management Group LLP beneficially owns 4,131,574 shares and has (a) shared voting power with respect to 3,819,276 shares and (b) shared dispositive power with respect to 4,131,574 shares.
(7)	Based on a Schedule 13G filed with the SEC on February 7, 2024 by Victory Capital Management Inc., Victory Capital Management Inc. beneficially owns 2,762,555 shares and has (a) sole voting power with respect to 2,710,583 shares and (b) sole dispositive power with respect to 2,762,555 shares.

Equity Compensation Plan Information

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 28, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders	1,520,732	(1)	$—	(2)	372,167	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,520,732		—		372,167

(1)	Indicates the number of RSUs and PSUs that were outstanding under the LTIP as of December 28, 2024. The PSUs have been calculated based on the maximum outcome of the applicable performance conditions, including maximum TSR modifier.
(2)	There is no exercise price associated with the RSUs and PSUs. Accordingly, the weighted average exercise price does not take these awards into account.
(3)	Represents shares issuable as of December 28, 2024 under the LTIP, the only equity compensation plan under which shares were available for grant of equity compensation awards.

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Delinquent Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors and executive officers and any person that beneficially owns more than ten percent of the Company’s common stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NASDAQ. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its common stock to file such reports on a timely basis during the Company’s most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 28, 2024, and written representations from certain of the Company’s directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its common stock to file on a timely basis any reports required by Section 16(a) for the year ended December 28, 2024, and, to the extent applicable for purposes of this disclosure, prior fiscal years, except as disclosed herein.

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Proposal No. 3
Ratification of Selection of Independent Public Accountants

Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 28, 2024. The Audit Committee has selected Ernst & Young LLP to continue to provide audit services for the current fiscal year ending January 3, 2026. Accordingly, the Board recommends that stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast is necessary to approve the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

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Report of the Audit Committee

The Audit Committee conducts its oversight activities for the Company to fulfill its duties and responsibilities outlined in the Audit Committee charter.

For the fiscal year ended December 28, 2024, the Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with management and the Company’s independent registered public accounting firm, Ernst & Young, LLP.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters that are required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable PCAOB rules regarding Ernst & Young’s communication with the Audit Committee concerning independence, and held discussions with Ernst & Young regarding independence.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024.

The Middleby Corporation Audit Committee
Cathy McCarthy, Chairperson
Tejas Shah, Stephen Scherger and
Nassem Ziyad

Audit Firm Fee Summary

	2024	2023
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company’s quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$4,973,074	$4,644,963
Audit-Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$9,247	$15,829
Tax Fees—Fees for tax compliance	$18,041	$17,306
—Fees for assistance with tax audits and tax planning	$—	$—
All Other Fees	$—	$—

All of the services described in Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining the independence of the Company’s public accountants.

The Audit Committee charter provides that the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by the independent auditor (subject to the de minimis exceptions under applicable law, rules, and regulations). However, the Audit Committee may delegate to one or more designated committee members the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated will be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) must consider whether the auditor’s performance of such services is compatible with independence.

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Information About the Annual Meeting

Who can attend and vote at the Annual Meeting?

Stockholders of record at the close of business on March 17, 2025 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 53,646,157 outstanding shares of Middleby common stock. In deciding all questions at the Annual Meeting, each stockholder will be entitled to one vote for each share held on the Record Date. Please note that if you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee, if you want to vote at the meeting.

If you wish to submit a question, you may do so during the meeting at www.virtualshareholdermeeting.com/MIDD2025. Only stockholders with a valid control number will have access to ask questions during the meeting. Questions pertinent to meeting matters will be answered during the meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional questions.

If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/MIDD2025.

What are the quorum requirements for the meeting?

The election inspectors appointed for the Annual Meeting will determine the presence of a quorum and tabulate the votes cast. The presence, in person or represented by proxy, of the holders of a majority of the shares of Middleby common stock outstanding and entitled to vote will constitute a quorum that enables us to transact business at the meeting. Abstentions and broker non-votes will be included in determining whether we have a quorum. For information on broker non-votes, see “What is a broker non-vote?” below.

What proposals will be voted on at the meeting, and what is the vote required to pass?

The following table shows information about the three proposals we will consider at the meeting.

Proposal	Board voting recommendation	Vote required to pass
Election of directors	FOR each nominee	Election of each individual director requires the vote of a majority of the votes cast
Advisory vote to approve executive compensation	FOR	Majority of the votes cast
Ratification of the independent public accountants	FOR	Majority of the votes cast

For each proposal we will consider only votes actually cast, whether in person or by proxy. Abstentions and broker non-votes will not have any effect on the results of Proposal 1 or Proposal 2, and we do not expect to have broker non-votes for Proposal 3.

What is a broker non-vote?

If you are not a registered owner of Middleby stock—meaning you own your shares through a bank, broker, or other nominee—you are considered a “beneficial owner.” Your nominee is the registered owner of your stock, but you are entitled to tell your nominee how to vote your shares. In some cases, your nominee can vote your shares without instructions. At our Annual Meeting, nominees can use their discretion to vote on the proposal regarding the ratification of the auditors even if they don’t have instructions from the beneficial owners. On all other matters—the election of directors and the advisory approval of executive compensation—nominees cannot vote without instructions from the beneficial owners. A broker non-vote occurs when a broker does not have discretionary authority or voting instructions as to certain shares to vote on a particular matter.

How can I vote?

If you own shares in your own name, you may vote in one of the following ways:

●	visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically
●	follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card to vote by telephone
●	if you requested printed proxy materials, sign and return the proxy card using the postage-paid envelope provided
●	virtually attend the Annual Meeting and vote in person

If you own shares through a bank, broker or other nominee, please follow the instructions provided by such nominee to ensure your votes are executed. If you wish to vote your shares virtually in person at the Annual Meeting, you must obtain a legal proxy from your nominee. Please contact your bank, broker or other nominee for more information.

2025 PROXY STATEMENT	56

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How will my shares be voted if I submit a proxy before the Annual Meeting?

Properly executed proxies will be voted in the manner directed by the stockholder. Any proxies submitted without voting instructions will be voted as follows:

●	FOR the election of each of the nominees as a director of the Company;
●	FOR the approval, on an advisory basis, of the 2024 compensation of the Company’s named executive officers; and
●	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 3, 2026.

As of the date of this Proxy Statement, the Board knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the meeting, the proxy holders named in the enclosed form of proxy are authorized to take such actions as they deem appropriate.

If I vote or give my proxy in advance, can I change my mind?

You can revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company, either prior to the meeting (at the Company’s Elgin Illinois address) or at the meeting if you virtually attend in person. You also can submit a new proxy, which will revoke a prior-dated proxy.

Why didn’t I receive a printed copy of the proxy materials?

As permitted by SEC rules, we have elected to provide access to our proxy materials and 2024 Annual Report online instead of sending all stockholders a full set of printed proxy materials. We believe that electronic delivery provides you with prompt access to our proxy materials, lowers our costs of printing and delivering proxy materials, and minimizes the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

Several members of my family own Middleby stock. Why didn’t we each receive proxy materials?

SEC rules permit us to deliver one Notice of Internet Availability of Proxy Materials to a single address that is shared by two or more stockholders. This delivery method, known as “householding,” can result in significant cost savings. We have delivered only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address unless we received contrary instructions from an affected stockholder before the mailing date. We will deliver promptly, upon request, a separate copy of the Notice of Internet Availability of Proxy Materials to any stockholder at a shared address to which a single copy of the notice was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials for the upcoming meeting or all future meetings of the stockholders, contact Broadridge Financial Solutions, Inc. at 866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household for all future meetings of the stockholders, please contact Broadridge Financial Solutions, Inc. at the above phone number or address.

Who is paying for this proxy solicitation?

This solicitation of proxies is made by the Company, and the Company is responsible for all associated expenses. Proxies may be solicited on behalf of the Company by directors, officers, and employees of the Company by mail, telephone, or electronically. The Company will reimburse brokers and others holding common stock as nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies.

How can I submit a proposal for inclusion in the Company’s proxy materials for next year’s annual meeting?

Under SEC rules, a stockholder who intends to present a proposal at the 2026 Annual Meeting and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to the Secretary of the Company at the Company’s principal executive offices at 1400 Toastmaster Drive, Elgin Illinois, 60120. The proposal must be received no later than November 28, 2025 (120 days before March 28, 2026, the one-year anniversary of the anticipated mailing date of this Proxy Statement).

How can I submit other proposals and a candidate for the Board for next year’s annual meeting?

Under our Bylaws, written notice of (i) proposals intended to be presented by a stockholder at the 2026 Annual Meeting, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a stockholder at the 2026 Annual Meeting, must be delivered to the Secretary of the Company at the Company’s principal executive offices at 1400 Toastmaster Drive, Elgin, Illinois, 60120 between January 14, 2026, and February 13, 2026. However, if the 2026 Annual Meeting is called for a date that is not within thirty days before or after May 14, 2026, your proposal or nomination must be received not later than the close of business on the tenth day following the day on which notice of the date of the 2026 Annual Meeting was mailed or public disclosure of the date of that annual meeting was made, whichever first occurs. Such advance notice deadline will also be the deadline for a proposal to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in the Company’s Bylaws.

In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notice, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act, must provide notice that sets forth the information required by Rule 14a-19 no later than March 15, 2026.

By Order of the Board of Directors

MICHAEL D. THOMPSON

General Counsel and Secretary

Dated: March 28, 2025

2025 PROXY STATEMENT	57

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Annex A

Non-GAAP Financial Measures

The Company supplements its consolidated financial statements presented on a GAAP basis with the non-GAAP financial information provided in this Proxy Statement to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this proxy statement do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The Company believes that the adjusted net earnings per share measure is useful as a supplement to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that this measure assists it with comparing its performance between various reporting periods on a consistent basis, as it removes from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The Company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance. Additional information regarding these non-GAAP financial measures is available in the Company’s Form 8-K filed with the SEC on February 25, 2025 and in other Company filings with the SEC.

2025 PROXY STATEMENT	58

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Reconciliation of Net Earnings Per Share (a GAAP Measure) to Adjusted Net Earnings Per Share (a Non-GAAP Measure)

	Diluted per share
	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)	2019 ($)	2018 ($)
Net earnings	7.90	7.41	7.95	8.62	3.76	6.33	5.70
Amortization(1)	1.32	1.52	1.70	1.46	1.31	1.18	1.10
Amortization of discount on convertible notes					0.13
Restructuring expenses	0.26	0.26	0.18	0.14	0.22	0.19	0.35
Acquisition related adjustments	0.02	(0.07)	0.25	0.07	0.05	0.05	0.10
Facility consolidation related expenses	0.02			0.02	0.06	0.10
Net periodic pension benefit (other than service costs & curtailment)	(0.27)	(0.17)	(0.78)	(0.8)	(0.73)	(0.54)	(0.68)
Merger termination fee, net deal costs				(1.59)
Curtailment loss					0.27	0.02
Gain on sale of plant	(0.02)			(0.01)	(0.04)
Impairments	0.71	1.44			0.28
Charitable support to Ukraine	0.01	0.01	0.02
Discrete tax adjustments				(0.33)
Gain on litigation settlement						(0.27)
Former Chairman & CEO transition costs						0.18
Income tax effect of pre-tax adjustments	(0.53)	(0.78)	(0.34)	0.17	(0.35)	(0.22)	(0.22)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings(2)	0.07	0.08	0.12	0.19
Adjusted net earnings	9.49	9.70	9.10	7.94	4.96	7.02	6.35
(1)	Includes amortization of deferred financing costs and convertible notes issuance costs.
(2)	Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company’s capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

Reconciliation of Cash Flow from Operating Activities (a GAAP Measure) to Free Cash Flow (a Non-GAAP Measure)(3)

	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Cash flow from operations	686,816	628,790	332,552	423,399	524,785
Less: Capital expenditures, net	(46,803)	(85,179)	(67,289)	(40,261)	(20,702)
Free cash flow	640,013	543,611	265,263	383,138	504,083
(3)	Amounts in thousands.

2025 PROXY STATEMENT	59

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Reconciliation of Operating Income (a GAAP Measure) to Adjusted EBITDA (a Non-GAAP Measure)(4)

	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)	2019 ($)	2018 ($)
Operating Income	656,188	634,868	639,604	629,992	324,431	514,043	445,966
Depreciation	55,609	50,416	44,619	42,681	39,086	37,852	35,782
Amortization	64,438	75,051	86,282	75,785	68,961	63,964	59,977
Restructuring expenses	14,181	14,134	9,716	7,655	12,375	10,480	19,332
Facility consolidation related expenses	920			993	3,530	5,662
Acquisition related adjustments	836	(3,851)	13,852	4,186	2,552	2,783	5,823
Merger termination fee, net deal costs				(90,285)
Charitable support to Ukraine	474	615	967
Stock compensation	36,151	51,047	58,368	42,330	19,613	8,133	2,497
Gain on sale of plant	(1,139)			(763)	(1,982)
Impairments(5)	38,637	78,114			15,327
Gain on litigation						(14,839)
Former Chairman and CEO transition costs						10,116
Adjusted EBITDA	866,295	900,394	853,408	712,574	483,893	638,194	569,377
(4)	Amounts in thousands.
(5)	Includes impairment of intangible assets, fixed assets, and assets held for sale.

2025 PROXY STATEMENT	60

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MIDDLEBY

Middleby.com

1400 Toastmaster Drive
Elgin, IL 60120

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THE MIDDLEBY CORPORATION

THE MIDDLEBY CORPORATION
1400 TOASTMASTER DRIVE
ELGIN, IL 60120

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MIDD2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66181-P27286 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE MIDDLEBY CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Julie M. Bowerman	☐	☐	☐
1b. Sarah Palisi Chapin	☐	☐	☐
1c. Timothy J. FitzGerald	☐	☐	☐
1d. Edward P. Garden	☐	☐	☐
1e. Cathy L. McCarthy	☐	☐	☐
1f. Robert A. Nerbonne	☐	☐	☐
1g. Gordon J. O'Brien	☐	☐	☐
1h. Stephen R. Scherger	☐	☐	☐
1i. Tejas P. Shah	☐	☐	☐
1j. Nassem A. Ziyad	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2, and FOR proposal 3.	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of our named executive officers; and	☐	☐	☐
3. Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending January 3, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com.

V66182-P27286

THE MIDDLEBY CORPORATION
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of the Stockholders
May 14, 2025 10:00 A.M. CDT

The stockholder(s) hereby appoint(s) Bryan E. Mittelman and Michael D. Thompson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., CDT on May 14, 2025, virtually at www.virtualshareholdermeeting.com/MIDD2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the approval, by an advisory vote, of the compensation of the Company's named executive officers, and FOR the ratification of the selection of Ernst & Young LLP as the Company's public accountants for the current fiscal year ending January 3, 2026, and in the discretion of the proxy holder on any other matter for which discretionary authority may be permissibly conferred that may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side